Exhibit 4.22

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

EXECUTION VERSION

Dated 18 December 2025

Bond Instrument

constituting the issue of €22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028

by

Nyxoah SA
as Issuer

White & Case LLP
5 Old Broad Street
London EC2N 1DW

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

This Deed is made on 18 December 2025

By:

(1)

NYXOAH SA, a public limited liability company incorporated and existing under the laws of Belgium whose registered office is at Rue Edouard Belin, 12, 1435 Mont-Saint-Guibert, Belgium, registered with the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises) under number 0817149675 (Register of Legal Entities Brabant Wallon) (the “Issuer”),

In favour of:

(2)	THE PERSONS for the time being and from time to time registered as holders of the Bonds referred to below (the “Bondholders” or “holders”),

(each a “Party” and together the “Parties”).

Whereas:

(A)

The Issuer shall create and issue, within the framework of the authorised capital granted to its board of directors, Amortising Senior Unsecured Convertible Bonds due 2028 in an aggregate principal amount of €22,500,000 (the “Bonds”), and are subject to the terms and conditions of the Bonds set out in Schedule 2 (Terms and Conditions of the Bonds) (the “Conditions”).

(B)

Subject to the provisions of the Conditions, the Bonds will be convertible into ordinary shares of the Issuer (the “Shares”) at the Conversion Price (as defined in the Conditions), subject to adjustment in accordance with the Conditions.

(C)

The Bonds will be issued in initial principal amounts of €100,000 each. A certificate representing the Bonds in substantially the form set out in Schedule 1 (Form of Bond Certificate) (a “Bond Certificate”) will be issued to each holder of the Bonds in respect of its registered holding.

(D)	The Issuer wishes to constitute the Bonds by this Deed.

It is agreed as follows:

1.Definitions and Interpretation

1.1Definitions

In this Deed, the following terms shall have the following meanings, and terms used and not defined in this Clause 1.1, and which are defined in the Conditions, shall have the meanings given in the Conditions:

“€” or “EUR” means the euro currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended.

“affiliate” has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act.

“Bond Certificates” has the meaning given to it in Recital (C) and includes any replacement Bond Certificate issued pursuant to Clause 4.6 (Replacement of Bond Certificates).

“Bond Documents” means this Deed (including the Conditions), the Calculation Agency Agreement and each Bond Certificate.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Bonds” has the meaning given to it in Recital (A)

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Brussels and New York.

“Calculation Agency Agreement” means the calculation agency agreement entered into on the date hereof between the Issuer and the Calculation Agent.

“Calculation Agent” means Conv-Ex Advisors Limited.

“Conditions” has the meaning given in Recital (A) and any reference to a particular numbered Condition shall be construed accordingly.

“Conversion Notice” means a conversion notice in or substantially in the form set out in Schedule 6 (Form of Conversion Notice) of this Deed.

“Existing Holder” has the meaning given to it in Clause 6.2(a) (Permitted Transfers).

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, branch, department, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government or any subdivision thereof (including any supra-national bodies).

“Register” means the register of Bonds maintained by or on behalf of the Issuer in or substantially in the form set out in Schedule 3 (Form of Register) which may be maintained in electronic form.

“Regulation S” means Regulation S under the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” has the meaning given to it in Recital (B).

“Subsidiary” means, in relation to any Person (the “first Person”) at any particular time, any other Person (the “second Person”) (i) whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise or (ii) whose assets, liabilities, equity, income, expenses and cash flows are, in accordance with applicable law and the International Standards on Auditing issued by the International Federation of Accountants (as amended, supplemented or re-issued from time to time), consolidated with those of the first Person in the consolidated financial statements of such Person.

1.2Interpretation

(a)	Unless a contrary indication appears, any reference in this Deed to:
(i)

any “Bondholder” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Bond Documents and the Bonds;

(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)	a “Bond Document” or any other agreement or instrument is a reference to that Bond Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(iv)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(v)

a “regulation” includes any regulation, rule, official directive, or official guidance of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other Governmental Authority;

(vi)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and
(vii)	a time of day is a reference to Brussels time.
(b)	Headings and the table of contents are for ease of reference only and shall not affect the construction of this Deed.
(c)	Any reference in this Deed to a Clause or a Schedule is, unless otherwise stated, to a Clause or a Schedule hereof. The Schedules form an integral part of this Deed.

2.The Bonds

2.1Amount of the Bonds

The aggregate principal amount of the Bonds on issue shall be €22,500,000. The Bonds shall be issued in principal amounts of €100,000 each.

2.2Covenant to Pay

On and from the date hereof, the Issuer constitutes the Bonds and covenants in favour of each Bondholder that it will duly perform and comply with the obligations expressed to be undertaken by it in this Deed, in each Bond Certificate and in the Conditions (and for this purpose any reference in the Conditions to any obligation or payment under or in respect of the Bonds shall be construed to include a reference to any obligation or payment under or pursuant to this provision).

3.Benefit of this Deed

3.1Deed Poll

This Deed shall take effect as a deed poll for the benefit of the Bondholders from time to time.

3.2Benefit

This Deed shall ensure to the benefit of the Bondholders and each of their (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed against the Issuer.

4.Register and Title

4.1Registration of Bonds

(a)

The Issuer shall maintain a Register (or shall procure that a Register is maintained on its behalf) in respect of the Bonds in accordance with the regulations in Schedule 4 (Regulations Concerning Transfers and Registration of the Bonds).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(b)	A Bond Certificate will be issued to each Bondholder in respect of its registered holding.
(c)	Each Bond Certificate will be numbered serially with an identifying number which will be recorded in the Register by or on behalf of the Issuer.

4.2Title

(a)

Each Bondholder registered in the Register shall (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as the absolute owner of such Bond for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest in such Bond, any writing on the Bond Certificate relating to such Bonds (other than a duly executed transfer thereof) or any notice of any previous loss or theft of such Bond Certificate) and no person shall be liable for so treating such Bondholder.

(b)

In the event of a transfer completed in accordance with Clause 6 (Transfers of Rights and Obligations), the transferor of a Bond shall be treated as the holder of the relevant Bond for the purposes of payment on the Interest Payment Date on which such transfer took place.

(c)

The Issuer shall promptly on demand by any Bondholder (and in any event by no later than five Business Days after demand) send to such Bondholder an extract of the Register evidencing such Bondholder as the registered holder of the Bonds held by it at such time.

4.3Registration and Delivery of Bond Certificates

(a)

Promptly following the surrender of a Bond Certificate in respect of a transfer of Bonds in accordance with Clause 6 (Transfers of Rights and Obligations) and Schedule 4 (Regulations Concerning Transfers and Registration of the Bonds), the Issuer will register the transfer in question and deliver, or procure the registration of, the New Holder in the Register and deliver, at the Issuer’s expense (except as provided below), a new Bond Certificate in a principal amount equal to the amount of Bonds transferred to such New Holder at the address specified for the purpose by such New Holder and, if applicable, a new Bond Certificate to the Existing Holders in accordance with Clause 6 (Transfers of Rights and Obligations).

(b)

Promptly following the exercise by any Bondholder of its Conversion Rights and surrender of a Bond Certificate in accordance with Condition 6.9 (Procedure for exercise of Conversion Rights), the Issuer will register, or procure the registration of, such conversion of the Bonds in the Register.

(c)

Solely in the case of a partial conversion of Bonds in accordance with the Conditions, the Issuer shall deliver, at its own expense (except as provided below) a new Bond Certificate to such Bondholder representing the principal amount of Bonds held thereby following such partial conversion.

4.4Closed Periods

Without prejudice to any of the other transfer restrictions that apply to the Bonds provided for in any Bond Documents, the Bondholders may not transfer any Bond(s) (a) during the period of three Brussels business days ending on the due date for any payment of principal or interest in respect of the Bonds, or (b) in respect of which a Conversion Notice has been delivered in accordance with the Conditions.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

4.5Regulations Concerning Transfers and Registration

All transfers of Bonds, provision of new Bond Certificates (upon transfer) and entries on the Register are subject to the detailed regulations concerning the transfer and registration of Bonds set out in Schedule 4 (Regulations Concerning Transfers and Registration of the Bonds) and any other transfer restriction provided for in any Bond Documents.

4.6Replacement of Bond Certificates

Promptly following receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Bond Certificate, and:

(a)in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it; or

(b)in the case of mutilation, upon surrender and cancellation of such Bond Certificate,

the Issuer shall, at its own expense, execute and deliver, a replacement Bond Certificate.

4.7Copies of Bond Certificates

Whenever in this Deed or the Conditions there is any requirement to deliver, produce, surrender or possess a Bond Certificate, the delivery, production, surrender or possession of an electronic copy of such Bond Certificate shall be satisfactory, save that, in the case of a surrender of a Bond Certificate by electronic means the Bondholder shall confirm to the Issuer destruction of any original thereof.

5.Undertakings of the Issuer

5.1Compliance

The Issuer undertakes to the Bondholders that it shall comply with the provisions of all Bond Certificates and this Deed (including the Conditions) and the Bonds shall be held subject to and with the benefit of such provisions and the relevant Conditions.

5.2Register

The Issuer shall, at its own cost, promptly on demand by any Bondholder (and in any event by no later than three Business Days after demand) send to such Bondholder a complete and correct copy of its entry in the Register (including by email, if so requested by any such Bondholder).

5.3Amendment Costs

If the Issuer requests an amendment, waiver or consent and such requests for amendments, waivers or consents, in the opinion of the Majority Bondholders, require external legal fees to be incurred, the Issuer shall, within five Business Days of demand, reimburse each Bondholder for the reasonable amount of such external legal costs and expenses properly incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

5.4Enforcement Costs

The Issuer shall, within five Business Days of demand, pay to each Bondholder the amount of all costs and expenses (including reasonable external legal fees) incurred by that Bondholder in connection with the enforcement of, or the preservation of any rights under, the Bonds and this Deed.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

5.5Tax Compliance

The Issuer shall, within five Business Days of demand, pay to each Bondholder the amount of all costs and expenses (including reasonable external legal fees) incurred by that Bondholder in connection with its preparation and delivery of any forms, certificates or other documents to be signed or the taking of any other step or action, in each case in accordance with Condition 8 (Taxation).

5.6Stamp Duties and Other Taxes

The Issuer shall pay any stamp, issue, documentary or other taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds and the execution of the Bond Documents. The Issuer shall also indemnify the Bondholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Bondholders to enforce the Issuer’s obligations under the Bond Documents or the Bonds.

5.7Payments

All payments in respect of the obligations of the Issuer under this Deed shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Belgium or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Bondholders of such amounts as would have been received by it if no such withholding or deduction had been required. This Clause 5.7 shall not apply in respect of the payment obligations of the Issuer in respect of the Bonds under the Conditions (but without prejudice to the terms and condition set out in the Conditions).

5.8Currency Indemnity

(a)

If any sum due from the Issuer under the Bond Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Issuer; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Issuer shall as an independent obligation, within five Business Days of demand, indemnify the Bondholders to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Issuer waives any right it may have in any jurisdiction to pay any amount under any of the Bond Documents in a currency or currency unit other than that in which it is expressed to be payable.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

5.9Other Indemnities

The Issuer shall, within five Business Days of demand, indemnify the Bondholders against any cost, loss or liability properly incurred by the Bondholders (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

6.Transfers of Rights and Obligations

6.1Assignment and Transfers

Except as set out below in Clause 6.2 (Permitted Transfers), no Party may assign or transfer its rights, benefits and obligations under this Deed (including the Conditions) or any Bond.

6.2Permitted Transfers

(a)

Subject to Clauses 4.4 (Closed Periods), 4.5 (Regulations Concerning Transfers and Registration) and the other provisions of this Clause 6.2, a Bondholder (being an “Existing Holder”) may at any time transfer a Bond or Bonds to any person (a “New Holder”), provided that:

(i)	the aggregate principal amount of such Bond or Bonds transferred is in a principal amount of not less than €100,000 or a whole number multiple thereof;
(ii)

the transfer shall only become effective at midnight (Brussels time) on an Interest Payment Date (it being understood that the Issuer shall recognise and register the transfer as having occurred at that time);

(iii)	the Issuer having received by no later than the 15th day immediately preceding the Interest Payment Date on which such transfer is expected to become effective, either:
(A)

a copy of the agreement or other transfer documentation entered into between the transferor and the transferee to effect the transfer of such Bond, executed by both such parties and setting forth that the transfer of ownership shall become effective at midnight on the Interest Payment Date following the date of such agreement and that the transferor shall remain entitled to interest and other payments due on such Bond until such time; or

(B)

if, for whatever reason, the Existing Holder cannot furnish or otherwise disclose the agreement or other documentation specified in paragraph (1) above, a copy of written correspondence between and signed by each of the Existing Holder and the New Holder identifying the details of their entry into such agreement or other documentation;

(iv)

the Bond or Bonds are being transferred in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, and in each case in compliance with applicable securities laws; and

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(v)	the Existing Holder surrenders (which may be by email of a copy) its Bond Certificate to the Issuer for destruction or (in the case of a partial transfer) replacement in accordance with this Deed.
(b)

A Bondholder may not transfer a Bond to a person who (i) is a retail client as defined in point (6) of Article 4(1) of Regulation (EU) 1286/2014/EU or (ii) is not a qualified investor as defined in Regulation (EU) 2017/1129 of the European Parliament and of the Council.

(c)

Notwithstanding the foregoing, a Bondholder may not transfer a Bond during the 40 day “distribution compliance period” (as defined in Regulation S (the “Distribution Compliance Period”), and the Bonds may only be offered or sold, prior to the expiration of the Distribution Compliance Period, (i) in accordance with Rule 903 or 904 of Regulation S, (ii) pursuant to registration of the Bonds under the Securities Act, or (iii) pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(d)

Following the surrender of the relevant Bond Certificate and the transfer of any Bonds in accordance with this Clause 6.2 (Permitted Transfers), the Issuer will (subject to and in accordance with the requirements of Schedule 4 (Regulations Concerning Transfers and Registration of the Bonds)) on the effective transfer date promptly register the transfer in the Register and issue a copy of the updated Register to the New Holder and (solely in the case of a partial transfer) the relevant Existing Holder.

(e)

Such transfer of Bonds will be effected without charge, subject to the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith.

7.Amendments and Waivers

The provisions of this Deed (including the Conditions) may not be modified, altered, abrogated or added to other than as provided in, and in accordance with, Condition 15 (Amendment and Waiver).

8.Remedies and Waivers

No failure to exercise, and no delay in exercising, on the part of the Bondholders of any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

9.Notices

9.1Communications in Writing

Any communication to be made under or in connection with this Deed or the Bonds shall be made in writing and, unless otherwise stated, may be made by email or letter.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

9.2Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of the Issuer for any communication or document to be made or delivered under or in connection with this Deed or the Bonds is:

Address:	[***]
Email:	[***]
Attention:	[***]

or any substitute address or email address or department or officer as the Issuer may notify to the Bondholders by not less than five Business Days’ notice.

9.3Effectiveness

Any notice given under this Deed shall take effect, in the case of a letter, at the time of delivery, or in the case of email transmission, at the time of despatch (unless a delivery failure notification is received by the sender within 12 hours of sending such communication, in which case such notice shall be deemed not to have taken effect). If such delivery or despatch is made after 5:00 p.m. (Brussels time) or on a day which is not a Brussels business day (in respect of matters where only Brussels business days are specified) or Business Day (in respect of all other matters), such delivery shall be deemed to have been made on the next following Brussels business day or Business Day, as applicable.

10.Severability

If any provision in or obligation under this Deed is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (a) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Deed, and (b) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Deed.

11.Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

12.Governing Law and Jurisdiction

12.1Governing Law

This Deed, including any non-contractual obligations arising out of or in connection with this Deed, are governed by, and shall be construed in accordance with, English law, except that the provisions relating to ranking, status and subordination in Condition 1.3 (Status) and Condition 1.4 (Subordination) and the rights and obligations of the Issuer and the Bondholders in respect thereof, shall be governed by and construed in accordance with the laws of Belgium.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

12.2Jurisdiction

The Issuer agrees for the benefit of each Bondholder that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations arising out of or in connection with this Deed) (“Proceedings”) and, for such purposes, irrevocably submits to the jurisdiction of such courts. Nothing in this paragraph shall (or shall be construed so as to) limit the right of any Bondholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings by any Bondholder in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

12.3Appropriate Forum

For the purpose of Clause 12.2 (Jurisdiction), the Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and agrees not to claim that any such court is not a convenient or appropriate forum.

12.4Service of Process

The Issuer agrees that the process by which any Proceedings are commenced in England pursuant to Clause 12.2 (Jurisdiction) may be served on it by being delivered to the attention of Law Debenture Corporate Services Limited at its registered office from time to time. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall promptly appoint a further person in England to accept service of process on its behalf. Nothing in this paragraph shall affect the right of any Bondholder to serve process in any other manner permitted by law.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 1

Form of Bond Certificate

Bond Certificate No. [●]	€[amount]

Nyxoah SA (the “Issuer”)

(a public limited liability company incorporated and existing under the laws of Belgium)

€22,500,000 Amortising Senior Unsecured Convertible Bonds due [●]

This certificate (the “Bond Certificate”) is issued by the Issuer to [●] as the registered holder of €[●] in principal amount of the €22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”) issued with the benefit of and subject to the provisions contained in the Bond Instrument relating to the Bonds dated 18 December 2025 and made by the Issuer (as amended, supplemented or amended and restated from time to time, the “Bond Instrument”). Words and expressions defined in the Bond Instrument shall, unless the context otherwise requires, have the same meanings in this Bond Certificate.

Interest is payable on the Bonds in accordance with Condition 5 (Interest). The Bonds are redeemable in accordance with Condition 6 (Conversion of Bonds) and Condition 7 (Redemption of Bonds).

Title to the Bonds passes only on due registration on the Register, and any payment due on the Bond whether of principal, interest or premium (if any) will be made only to the duly registered holder. The Bonds are transferable only in denominations of €100,000. This Bond Certificate must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the registered office of the Issuer. This Bond Certificate must be surrendered (which may be by email of a copy) before any transfer can be registered or any new Bond Certificate issued in exchange.

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD IN OR INTO THE UNITED STATES OR TO US PERSONS, EXCEPT PURUSANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN TRANSACTIONS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAW, OR IN OR INTO ANY OTHER RESTRICTED JURISDICTION, NOR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY RESTRICTED OVERSEAS PERSON.

This Bond Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Bond Certificate. This Bond Certificate and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

duly authorised
for and on behalf of
NYXOAH SA

Issued on [●] 20[●]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

FORM OF TRANSFER

Nyxoah SA (the “Issuer”)

(a public limited liability company incorporated and existing under the laws of Belgium)

€22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”)

Dated: [●]

1.

For value received [insert name of transferor] (the “Transferor”), being the registered holder of this Bond Certificate, hereby transfers to [insert name of transferee] (the “Transferee”), €[●][1] in principal amount of the Bonds of the Issuer and irrevocably requests and authorises the Issuer to effect the relevant transfer by means of appropriate entries in the register kept by it.

2.	The administrative details of the Transferee for the purpose of the Bonds are:

[Insert Address]

[Attention]

[Email]

[Payment Details]

3.	The Transferee expressly acknowledges the limitations on the Transferor’s obligations in respect of this Bond Certificate, the Bond Instrument and the Conditions.
4.	This transfer certificate may be entered into in any number of counterparts and this has the same effect as if the signature on the counterparts were on a single copy of the transfer certificate.
5.	This transfer certificate and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

[INSERT APPROPRIATE EXECUTION BLOCK]

Notes

(a)	The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Bond Certificate.
(b)	A representative of such registered holder should state the capacity in which he signs, e.g., executor.
(c)	This form of transfer must be accompanied by such documents, evidence or information as the Issuer may reasonably require.
(d)	If the Transferor is a corporation, partnership or fiduciary, the title of the person signing on behalf of such Transferor must be stated.

[1]	Note to Transferor: Bonds are transferable only in denominations of €100,000.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 2

Terms and Conditions of the Bonds

The issue of the €22,500,000 Amortising Senior Convertible Bonds due 2028 (the “Bonds”, which expression shall, unless otherwise indicated, include any Further Bonds (as defined below)) was (save in respect of any Further Bonds) effected within the framework of the authorised capital granted by the board of directors of Nyxoah SA (the “Issuer”) on or around 18 December 2025.

The Bonds are constituted by a Bond Instrument dated 18 December 2025 (as amended, supplemented or amended and restated from time to time, the “Bond Instrument”) made by the Issuer. The statements set out in these Terms and Conditions (the “Conditions”) are subject to the provisions of the Bond Instrument.

The Issuer has also entered into a calculation agency agreement (as amended, supplemented or amended and restated from time to time, the “Calculation Agency Agreement”) dated 18 December 2025 with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement) pursuant to which the Calculation Agent will be appointed to make certain calculations in relation to the Bonds. The Bondholders are deemed to have notice of those provisions applicable to them which are contained in the Calculation Agency Agreement.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Bond Instrument unless the context otherwise requires or unless otherwise stated.

1.Form, Initial Denomination, Title and Status

1.1Form and Initial Denomination

The Bonds are in registered form in initial principal amounts of €100,000 each, as may be reduced from time to time in accordance with Condition 7.1 (Mandatory Redemption by Amortisation).

1.2Title

Title to the Bonds will pass by transfer and registration as described in Clause 4 (Register and Title) and Clause 6 (Transfers of Rights and Obligations) of the Bond Instrument and Condition 4 (Registration and Transfer of Bonds). Each holder of Bonds will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as the absolute owner of such Bond for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in such Bond, any writing on the Bond Certificate relating to such Bonds or any notice of any previous loss or theft of such Bond Certificate) and no person will be liable for so treating such holder.

1.3Status

The Bonds constitute direct, unconditional, (subject to Condition 1.4 (Subordination)) unsubordinated and (subject to Condition 2.1 (Negative Pledge)) unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, and at least equally with all other existing and future unsecured and unsubordinated obligations of the Issuer but, in the event of an insolvency of the Issuer, save for such obligations that may be preferred by provisions of law that are mandatory and of general application.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

1.4Subordination

The Bonds shall rank in right and priority of payment immediately after the Issuer’s liabilities under the EIB Facility and are postponed and subordinated solely to the Issuer’s liabilities under the EIB Facility, except for any obligations mandatorily preferred by law applying to companies generally.

The Bonds shall not be, and are not intended to be, subordinated to any present or future indebtedness, obligations or liabilities of the Issuer, whether senior, pari passu, or otherwise, other than the liabilities under the EIB Facility, except for obligations mandatorily preferred by law applying to companies generally.

The Bonds shall rank at least pari passu with all other present and future unsecured and unsubordinated liabilities of the Issuer’s, except for obligations mandatorily preferred by law applying to companies generally.

2.Covenants

2.1Negative Pledge

So long as any Bond remains outstanding (as defined below), the Issuer shall not, and will procure that none of its Subsidiaries will, create or permit to subsist any Security Interest (as defined below) upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Financial Indebtedness or to secure any Financial Indebtedness Guarantee, without at the same time or prior thereto:

(a)	securing the obligations of the Issuer under the Bonds and the Bond Instrument (including these Conditions) equally and rateably therewith; or
(b)

providing such other security, guarantees and/or other arrangements (whether or not comprising a Security Interest) for the benefit of Bondholders as may be approved by holders of at least 90 per cent. in principal amount of the Bonds then outstanding, provided that:

(i)

any entity acquired by the Issuer after the Issue Date may have outstanding Security Interests with respect to Financial Indebtedness and/or any Financial Indebtedness Guarantee or indemnity in respect of such Financial Indebtedness of such entity, so long as any such Security Interest was outstanding on the date on which any such entity became a Subsidiary of the Issuer and was not created in contemplation of any such entity becoming a Subsidiary of the Issuer, or any such Security Interest was created in substitution for or to replace either any such outstanding Security Interest or any such substituted or replacement Security Interest and is not increased in amount after the date that any such entity became a Subsidiary of the Issuer;

(ii)

any entity which becomes a Subsidiary of the Issuer or is merged, consolidated or amalgamated into a Subsidiary of the Issuer on or after the Issue Date may have outstanding Security Interests with respect to Financial Indebtedness and/or any Financial Indebtedness Guarantee or indemnity in respect of such Financial Indebtedness of such Subsidiary, so long as any such Security Interest

(A)	was outstanding on the date on which any such entity became a Subsidiary of the Issuer or was merged, consolidated or amalgamated into a Subsidiary of the Issuer;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(B)	was not created in contemplation of any such entity becoming a Subsidiary of the Issuer or being merged, consolidated or amalgamated into a Subsidiary of the Issuer; and
(C)	is not increased in amount after the date that any such entity became a Subsidiary of the Issuer or was merged, consolidated or amalgamated into a Subsidiary of the Issuer; and
(iii)

the Issuer may have, at any time, any Security Interest to secure any Financial Indebtedness or to secure any Financial Indebtedness Guarantee or indemnity in respect of any Financial Indebtedness to the extent that such Security Interest arises by operation of law.

2.2Incurrence of Financial Indebtedness

(a)

For so long as any Bond remains outstanding, the Issuer shall not, and shall procure that its Subsidiaries shall not, directly or indirectly and at any time, create, incur, assume or otherwise become liable (contingently or otherwise) in respect of any Financial Indebtedness which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any shares in the capital of the Issuer or any of its Subsidiaries.

(b)	Condition 2.2(a) (Incurrence of Financial Indebtedness) shall not prohibit the incurrence by the Issuer of:
(i)	Financial Indebtedness represented by the Bonds, if issued, or the Second Tranche Bonds; and
(ii)	Financial Indebtedness of the Issuer and its Subsidiaries that is outstanding as at the Issue Date.
(c)	For so long as any Bond remains outstanding,
(i)

the Issuer shall not, and shall procure that its Subsidiaries shall not, directly or indirectly and at any time, create, incur, assume or otherwise become liable (contingently or otherwise) in respect of any Financial Indebtedness in any amount which by their terms (directly or indirectly) limit or prohibit any term of the Bonds or the Bond Documents, including, without limitation:

(A)	any prohibition on any payment of cash by the Issuer in respect of any obligation under the Bonds or the Bond Documents;
(B)	any limitation on the ability of the Bondholders to exercise Conversion Rights; and
(C)	any limitation on the ability of the Issuer to deliver Shares in respect of the exercise of any Share Settlement Option; and
(ii)

the Issuer shall not, and shall procure that its Subsidiaries shall not, directly or indirectly and at any time, create, incur, assume or otherwise become liable (contingently or otherwise) in respect of any Financial Indebtedness in any amount which by their terms (directly or indirectly) would rank senior to the Bonds in right of payment.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

2.3Information and General Undertakings

(a)	For so long as any Bonds are outstanding, the Issuer shall deliver to each Bondholder:
(i)	within 15 Brussels business days following publication of its financial statements for its full financial year and each quarter of its financial year; and
(ii)	within 10 Brussels business days following a request in writing by a Bondholder (at any time, acting reasonably, but on no more than two occasions each calendar year),

a certificate in substantially the form set out in Schedule 5 (Form of Officers’ Certificate) of the Bond Instrument and signed by at least one authorised signatory of the Issuer (being responsible accounting or financial officer or director) certifying:

(i)

the details of any Security Interest created over any assets of, the Issuer and/or any of its Subsidiaries, since the date of the last such certificate (or, in the case of the first such certificate, the Issue Date),

(ii)

that the terms of any Financial Indebtedness incurred by the Issuer or any of its Subsidiaries since the date of the last such certificate (or, in the case of the first such certificate, the Issue Date) do not, expressly or impliedly, limit, impair or otherwise restrict the ability of the Issuer to at all times perform and comply with its payment, indemnity and/or any other obligations under these Conditions or the terms of any of the Bond Documents; and

(iii)

that no Relevant Event has occurred and that no Event of Default or Potential Event of Default has occurred and is continuing since the date of the last such certificate (or, in the case of the first such certificate, the Issue Date) or if such an event has occurred, giving all relevant details of such event.

(b)	For so long as any Bonds are outstanding, the Issuer shall publish as soon as the same become available, but in any event:
(i)

within four calendar months after the end of each of its financial years, commencing with the financial year ended 31 December 2025, the Issuer’s audited consolidated financial statements for such financial year, with accompanying notes and prepared in accordance with IFRS accounting principles generally accepted in Belgium consistently applied; and

(ii)

within three calendar months after the end of each quarterly period for each of its financial years commencing with the three months ended 31 March 2026, the Issuer’s unaudited consolidated financial statements for such period, with accompanying notes.

(c)	For so long as any Bond remains outstanding:
(i)	the Issuer shall not, and the Issuer shall procure that its Subsidiaries will not, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction or reorganisation, except:
(A)	in relation to any partnering and/or licensing transactions with third parties for the purposes of developing (including clinical trials), manufacturing,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

marketing or distributing its medical treatments, future products, technologies or intellectual property or otherwise; or

(B)	on terms approved by the Majority Bondholders;
(ii)

the Issuer shall not, and the Issuer shall procure that its Subsidiaries will not, except on terms approved by the Majority Bondholders, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset, other than any sale, lease, transfer or other disposal which is:

(A)	made by the Issuer or any of its Subsidiaries in the ordinary course of trading of the disposing entity;
(B)

made by the Issuer or any of its Subsidiaries in relation to any partnering and/or licensing transactions with third parties, including but not limited to collaborations, joint ventures, or strategic alliances, for the purpose of developing (including clinical trials), manufacturing, marketing, or distributing its medical treatments, future products, technologies, or intellectual property. For the avoidance of doubt, such transactions may include, but are not limited to, the granting of and/or accepting licenses, sublicenses, or other rights to use the patents, trademarks, copyrights, trade secrets, know-how or other proprietary information;

(C)	of assets (other than shares, businesses, real property or intellectual property) in exchange for other assets comparable or superior as to type, value and quality;
(D)	of obsolete or redundant vehicles, plant and equipment for cash; or
(E)

the solvent liquidation or reorganisation of any Subsidiary of the Issuer so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to the Issuer and/or its Subsidiaries;

(iii)

the Issuer shall, and the Issuer shall procure that its Subsidiaries will, comply with all laws and regulations to which they may be subject from time to time, if failure so to comply would impair the Issuer’s ability to perform its obligations under the Bonds and the Bond Documents;

(iv)

the Issuer shall, and the Issuer shall procure that its Subsidiaries will, ensure that no substantial change is made to the general nature of the business of the Issuer and its Subsidiaries from that carried on as at the Issue Date,

(v)	the Issuer shall, and the Issuer shall procure that its Subsidiaries shall, promptly:
(A)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(B)	upon request by the Majority Bondholders, supply certified copies to the Bondholders of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Bonds and the Bond

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Bonds or any Bond Document;

(vi)

the Issuer shall not, and the Issuer shall procure that none of its Subsidiaries will, enter into any transaction with any affiliate(s), unless such transaction is on terms that are not materially less favourable to the Issuer or such Subsidiary, as applicable, than those that could be obtained at the time of such transaction in arm’s-length dealings with a person that is not an affiliate;

(vii)

the Issuer shall not, and shall procure that its Subsidiaries shall not, at any time, create or otherwise cause or permit to exist or become effective (expressly or impliedly) any consensual encumbrance or restriction on the ability of the Issuer to at all times perform and comply with its payment, indemnity and/or any other obligations under these Conditions or the terms of any of the Bond Documents; and

(viii)

the Issuer shall not, and shall procure that its Subsidiaries shall not, amend, modify, vary any term of the EIB Facility, or enter into any new agreements, instruments or other arrangements with the European Investment Bank, in each case that could reasonably be expected to impair, restrict, prohibit or limit the Issuer’s ability to perform its obligations under the Bonds and the Bond Documents (including, without limitation, its ability to make payments under the Bonds in cash).

3.Definitions

In these Conditions, unless otherwise provided:

“€” or “EUR” means the euro currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended.

“Advanced Amortised Payment Amount” has the meaning provided in Condition 7.1(c)(i) (Deferral and Advancement of Amortisation Payments).

“Advanced Amortisation Payment Date” has the meaning provided in Condition 7.1(c)(i) (Deferral and Advancement of Amortisation Payments).

“Additional Shares” has the meaning provided in Condition 6.3 (Retroactive Adjustments).

“affiliate” (a) for the purposes of Condition 17 (Beneficial Ownership of Shares), has the meaning given to it in Rule 501(b) of Regulation D under the Securities Act, and (b) in all other cases, means a person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the person specified.

“Amortisation Conversion Right” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Amortisation Payment Date” has the meaning provided in Condition 7.1(a) (Scheduled Amortisation Payments).

“Amortised Payment Advancement” has the meaning provided in Condition 7.1(c)(ii) (Deferral and Advancement of Amortisation Payments).

“Amortised Payment Advancement Notice” has the meaning provided in Condition 7.1(c)(ii) (Deferral and Advancement of Amortisation Payments).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Amortised Payment Amount” has the meaning provided in Condition 7.1(a) (Scheduled Amortisation Payments).

“Amortised Payment Deferral” has the meaning provided in Condition 7.1(c)(i) (Deferral and Advancement of Amortisation Payments).

“Applicable Adjustment Record Date” means, in respect of any of the events referred to in Conditions 6.2(a) (Consolidation, reclassification, redesignation or subdivision) to 6.2(i) (Certain arrangements), the record date in respect of any consolidation, reclassification, re-designation or sub-division as is mentioned in Condition 6.2(a) (Consolidation, reclassification, redesignation or subdivision) to 6.2(i) (Certain arrangements), or which is the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6.2(b) (Capitalisation of profits or reserves), 6.2(c) (Dividends), 6.2(d) (Rights issues), 6.2(e) (Issue of Securities to Shareholders) or 6.2(i) (Certain arrangements), or which is the date of the first public announcement of the terms of any such issue or grant as is mentioned in Condition 6.2(f) (Issue of Shares at below Current Market Price) and 6.2(g) (Other issues) or of the terms of any such modification as is mentioned in Condition 6.2(h) (Modification of rights).

“Applicable Adjustment Reference Date” means, in respect of any of the events referred to in Conditions 6.2(a) (Consolidation, reclassification, redesignation or subdivision) to 6.2(i) (Certain arrangements), (i) in the case of an adjustment pursuant to Conditions 6.2(a) (Consolidation, reclassification, redesignation or subdivision), 6.2(b) (Capitalisation of profits or reserves), 6.2(c) (Dividends), 6.2(d) (Rights issues), 6.2(e) (Issue of Securities to Shareholders) or 6.2(i) (Certain arrangements), the relevant Ex-Date of the relevant event in respect of which such adjustment is made and (ii) in the case of an adjustment pursuant to Conditions 6.2(f) (Issue of Shares at below Current Market Price), 6.2(g) (Other issues) or 6.2(h) (Modification of rights), the relevant date of the first public announcement as is mentioned in Conditions 6.2(f) (Issue of Shares at below Current Market Price), 6.2(g) (Other issues) or 6.2(h) (Modification of rights), as the case may be.

“Attribution Parties” means, in respect of a Bondholder, collectively, the following persons and entities:

(a)

any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Bondholder’s investment manager or any of its affiliates or principals;

(b)	any direct or indirect affiliates of the Bondholder or any of the foregoing;
(c)	any person acting or who could be deemed to be acting as a group together with the Bondholder or any of the foregoing; and
(d)	any other persons whose beneficial ownership of the Shares would or could be aggregated with the Bondholder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Belgian/US Share Confirmation” has the meaning given in Condition 9.9(e)(vii) (Provisions relating to the Share Settlement Option).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Belgian Code on Companies and Associations” means the Belgian Companies and Associations Code (Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations), as amended.

“Belgian Crossroads Bank for Enterprises” means the Crossroads Bank for Enterprises (Banque-Carrefour des Entreprises/Kruispuntbank van Ondernemingen), a public institution established under Belgian law, which manages the central database of business entities registered in Belgium.

“Belgian Civil Code” means the Belgian Civil Code (Burgerlijk Wetboek/Code civil), as amended from time to time.

“Belgian Share” means any Share that is required pursuant to these Conditions to be issued or transferred and delivered in dematerialised form through the securities trading system operated by Euroclear Belgium on exercise of Conversion Rights or the Share Settlement Option.

“Bloomberg Screen Observation Time” means, in respect of any dealing day in respect of the Shares, other Securities, Spin-Off Securities, options, warrants, or other rights or assets, such time of observation as is determined by the Calculation Agent in its sole discretion, provided that such Bloomberg Screen Observation Time (i) may not occur prior to the Regular Closing Time (in respect of the Shares, or such other Securities, Spin-Off Securities options, warrants, or other rights or assets, as the case may be) on such dealing day, and (ii) may occur at any time after such dealing day, provided that where such Regular Closing Time occurs after 6 p.m. (Brussels time), such Bloomberg Screen Observation Time shall occur on the immediately following day (and no later than 1 p.m. (Brussels time) on such day) which is a Qualifying Business Day.

“Bond Certificate” has the meaning provided in the Bond Instrument.

“Bond Conversion Right” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Bond Documents” has the meaning provided in the Bond Instrument.

“Bondholder” and “holder” mean the person in whose name a Bond is registered in the Register (as defined in the Bond Instrument).

“Bondholder Reserved Matter” means an amendment or waiver of any term of the Bonds or the Bond Documents which has the effect of changing or which relates to:

(a)	this definition of “Bondholder Reserved Matter” or the definition of “Majority Bondholders”;
(b)

a modification of the date of payment (including any optional redemption pursuant to these Conditions) of any principal, interest, Cash Alternative Amount or other amount payable to a Bondholder under the Bonds or the Bond Documents;

(c)

a variation in the amount or calculation of any payment of principal, interest, Cash Alternative Amount or other amount (including a number of Shares) payable or deliverable to a Bondholder under the Bonds or the Bond Documents;

(d)

any modification or cancellation of the Conversion Rights or the rights of Bondholders to receive Shares and/or the Cash Alternative Amount on the exercise of Conversion Rights pursuant to these Conditions;

(e)	any increase in the Conversion Price, other than in accordance with these Conditions;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(f)	the right to receive Deliverable Shares following the exercise of a Share Settlement Option;
(g)	any change in the governing law of the Bonds or the Bond Documents;
(h)	a change in currency of payment of any amount under the Bonds or any Bond Document;
(i)	a change to the Issuer as the issuing entity of the Bonds;
(j)	a change to any provision which expressly requires the consent of Bondholders; or
(k)	any amendment to the rights of a Bondholder to assign or transfer its rights or obligations under the Bonds and/or the Bond Documents.

“Bondholder Taxes” has the meaning provided in Condition 6.9 (Procedure for exercise of Conversion Rights).

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Cash Alternative Amount” means, in respect of any exercise of Conversion Rights in respect of which the Issuer shall have made a Cash Alternative Election, an amount in EUR calculated by the Calculation Agent (and rounded to the nearest whole multiple of €0.01, with €0.005 rounded upwards) in accordance with the following formula and which shall be payable by the Issuer to a Bondholder in respect of the relevant Cash Settled Shares specified in the relevant Cash Alternative Election Notice:

CAA = S x P

where:

CAA=the Cash Alternative Amount

S=the Cash Settled Shares; and

P=the Volume Weighted Average Price of a Share (translated if necessary into EUR at the Prevailing Rate) on the relevant Conversion Date (or, if the Conversion Date is not a dealing day, the immediately preceding dealing day).

Provided that:

(a)

if any Dividend or other entitlement in respect of the Shares is announced, (whether on or prior to or after the relevant Conversion Date) in circumstances where the record date or other due date for the establishment of entitlement in respect of such Dividend or other entitlement shall be on or after the relevant Registration Date (or, if there are no Physically Settled Shares in respect of such exercise of Conversion Rights, the relevant Conversion Date) and if the Volume Weighted Average Price on the Conversion Date (or, if the Conversion Date is not a dealing day, the immediately preceding dealing day) is based on a price ex- such Dividend or ex- such other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, all as determined by the Calculation Agent;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(b)

if any Retroactive Adjustment occurs in respect of the exercise of Conversion Rights in respect of which the Cash Alternative Amount is being determined, and if the Conversion Date (or, if the Conversion Date is not a dealing day, the immediately preceding dealing day) falls on or after the Applicable Adjustment Reference Date in respect of the event giving rise to such Retroactive Adjustment, the Volume Weighted Average Price on the Conversion Date (or, if the Conversion Date is not a dealing day, the immediately preceding dealing day) shall be multiplied by a fraction, (x) the numerator of which is the Conversion Price in effect immediately prior to the relevant adjustment to the Conversion Price becoming effective, and (y) the denominator of which is the Conversion Price so adjusted, all as determined by the Calculation Agent; and

(c)

if any doubt shall arise as to the calculation of the Cash Alternative Amount or if such amount cannot be determined as provided above, the Cash Alternative Amount shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider to be appropriate to give the intended result.

“Cash Alternative Election” has the meaning provided in Condition 6.10(a) (Cash Alternative Election).

“Cash Alternative Election Date” has the meaning provided in Condition 6.10(a) (Cash Alternative Election).

“Cash Alternative Election Notice” has the meaning provided in Condition 6.10(a) (Cash Alternative Election).

“Cash Amortisation Price” means:

(a)	(in respect of any Amortised Payment Amount which is not an Advanced Amortised Payment Amount) 103 per cent. of the applicable Amortised Payment Amount; and
(b)	(in respect of any Advanced Amortised Payment Amount) the greater of:
(i)	103 per cent. of such Advanced Amortised Payment Amount; and
(ii)	the product (rounded to the nearest whole multiple of €0.01, with €0.005 rounded upwards) of:
(A)

the quotient of (x) the Volume Weighted Average Price of the Shares (translated if necessary into EUR at the Prevailing Rate) on the dealing day immediately preceding the day on which the relevant Amortised Payment Advancement Notice is given (or deemed to be given pursuant to Condition 7.1(c)(ii)(B) (Deferral and Advancement of Amortisation Payments), and (y) the Relevant Share Settlement Price in respect of the relevant SSO Reference Date; and

(B)	such Advanced Amortised Payment Amount,

provided that if any doubt shall arise as to the calculation of the Cash Amortisation Price or if such amount cannot be determined as provided above, the Cash Amortisation Price shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider to be appropriate to give the intended result.

“Cash Settled Shares” means, in respect of the exercise of Conversion Rights by a Bondholder, such number of Shares (which shall be a whole number of Shares and shall not exceed the number

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

of Reference Shares in respect of such exercise) as determined by the Issuer and notified to the relevant Bondholder in the relevant Cash Alternative Election Notice in accordance with Condition 6.10 (Cash Alternative Election).

“Cash Settlement Ratio” means, in respect of an exercise of Conversion Rights the subject of a Cash Alternative Election, such number as is equal to (a) the Cash Settled Shares in respect of such exercise of Conversion Rights divided by (b) the Reference Shares in respect of such exercise of Conversion Rights.

A “Change of Control” means the occurrence of an event or series of events whereby one or more persons, acting in concert, acquire Control over the Issuer.

“Change of Control Conversion Right Amendment” has the meaning provided in Condition 11(b)(vii) (Undertakings).

“Change of Control Resolutions” means, in the case of a Change of Control, one or more resolutions duly adopted at a general meeting of the Shareholders of the Issuer approving and confirming the provisions of Condition 6.2(j) and Condition 7.2 in accordance with Article 7:151 of the Belgian Companies and Associations Code.

“Closing Price” means, in respect of a Share or any other Security, Spin-Off Security, option, warrant or other right or asset, on any dealing day in respect thereof, the closing price on the Relevant Stock Exchange on such dealing day of a Share or, as the case may be, such other Security, Spin-Off Security, option, warrant or other right or asset, as published by or derived from Bloomberg page HP (or any successor page) (setting ‘PR005 Last Price’, or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, or, as the case may be, such other Security, Spin-Off Security, option, warrant or other right or asset (all as determined by the Calculation Agent as at the Bloomberg Screen Observation Time in respect of such dealing day) (and for the avoidance of doubt such Bloomberg page for the Shares as at the Issue Date is NYXH BB Equity HP), if available or, in any other case, such other source (if any) as shall be determined to be appropriate by an Independent Adviser on such dealing day, provided that:

(a)

if on any such dealing day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of a Share, such other Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, in respect of such dealing day shall be the Closing Price, determined by the Calculation Agent as provided above, on the immediately preceding dealing day in respect thereof on which the same can be so determined, provided however that if such immediately preceding dealing day falls prior to the fifth day before the Original Date, the Closing Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this proviso (a); and

(b)

if the Closing Price cannot be determined as aforesaid, the Closing Price of a Share, such other Security, Spin-Off Security, option, warrant, or other right or asset, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine to be appropriate, and the Closing Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be translated if necessary into the Relevant Currency at the Prevailing Rate on such dealing day.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Concurrent Equity Raise” means the primary placing of newly issued Shares pursuant to an equity private placement on the terms announced by the Issuer on 18 November 2025 (the “Concurrent Equity Raise Pricing Date”).

“Control” means “control” within the meaning of Article 1:14 of the Belgian Companies and Associations Code and the terms “Controlled” and “Controlling” shall be construed accordingly.

“Conversion Date” has the meaning provided in Condition 6.9 (Procedure for exercise of Conversion Rights).

“Conversion Notice” means a notice (which shall be irrevocable) delivered by a Bondholder to the Issuer in or substantially in the form set out in Schedule 6 (Form of Conversion Notice) of the Bond Instrument.

“Conversion Period” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Conversion Price” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Conversion Right” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the daily Volume Weighted Average Price of a Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date, as determined by the Calculation Agent, provided that:

(a)

for the purposes of determining the Current Market Price pursuant to Condition 6.2(d) (Rights issues) or 6.2(f) (Issue of Shares at below Current Market Price) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said five dealing-day period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five dealing days) the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(i)

if the Shares to be so issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement (or, where on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), as at the date of first public announcement of such Dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

(ii)

if the Shares to be so issued do rank for the Dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement, in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;

(b)

for the purpose of determining the Current Market Price of any Shares which may be comprised in a Scrip Dividend, if on any of the said five dealing days the Volume Weighted Average Price of the Shares shall have been based on a price cum all or part of such Scrip Dividend, the Volume Weighted Average Price of a Share on such dealing day or dealing days shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the value (as determined in accordance with paragraph (a) of the definition of “Dividend”) of such Scrip Dividend or part thereof; and

(c)

for any other purpose, if any day during the said five dealing-day period was the Ex-Date in relation to any Dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such Dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the Ex-Date in respect of such Dividend or entitlement.

“Daily Traded Value” has the meaning provided in Condition 9.9(d) (Annulment of Share Settlement Option).

A “De-Listing Event” shall occur if:

(a)

the Shares at any time cease to be admitted to listing and trading on the Relevant Stock Exchange or the Relevant Stock Exchange announce that the Shares will cease to be admitted to listing and trading on such Relevant Stock Exchange, unless the Shares are already admitted to or are immediately (or substantially immediately) upon such cessation admitted to (or, in the case of such an announcement, are immediately (or substantially immediately) upon such announcement to be admitted to) listing and/or trading on another internationally recognised and regularly operating stock exchange; or

(b)

trading of the Shares on the Relevant Stock Exchange is suspended for a period of five consecutive Stock Exchange Dealing Days, provided that trading of the Shares shall not be considered to be suspended on any Stock Exchange Dealing Day on which a general suspension of trading on the Relevant Stock Exchange has occurred or where such suspension is in connection with a capital raise, merger, amalgamation or consolidation relating to the Issuer (and, in any such case, a De-Listing Event pursuant to this limb (b) shall be deemed to occur on the last day of such period of five consecutive Stock Exchange Dealing Days), provided that following the occurrence of a De-Listing Event as provided above, no further De-Listing Event may occur unless, in the case of limb (a) above, the Shares shall subsequently have been listed and admitted to trading and listing on another internationally recognised and regularly operating stock exchange or, in the case of limb (b) above, such suspension shall have ceased.

“Deferred Amortised Payment Amount” has the meaning provided in Condition 7.1(c)(i) (Deferral and Advancement of Amortisation Payments).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“dealing day” means, in respect of the Shares, other Securities, Spin-Off Securities options, warrants, or other rights or assets, a day (other than a Saturday or a Sunday) on which the Relevant Stock Exchange in respect thereof is open for business and on which such Shares, other Securities, Spin-Off Securities options, warrants or other rights or assets (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange is scheduled to or does close prior to its regular weekday closing time), provided that, unless otherwise specified or the context otherwise requires, references to “dealing day” shall be a dealing day in respect of the Shares.

“Deliverable Shares” has the meaning provided in Condition 9.9(c) (Certain Definitions).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or share registration and/or delivery systems or to those markets which are, in each case, required to operate in order for payments and/or share registration and/or delivery obligations to be made in connection with these Conditions; or

(b)

the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury, share registration and/or delivery or payments operations of the Issuer preventing it from performing its Share delivery obligations under these Conditions, and which (in either such case) is not caused by, and is beyond the control of, the Issuer.

“Dividend” means any dividend or distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of a share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)	where a Scrip Dividend is announced, then the Scrip Dividend in question shall be treated as a cash Dividend of an amount equal to the sum of:
(i)

in respect of the portion (if any) of the Scrip Dividend (which may be the whole of the Scrip Dividend) for which a Shareholder or Shareholders may make an election, the value of the option with the highest value, with the value of each option being equal to the value of the relevant property comprising such option as at the Scrip Dividend Valuation Date provided that, in the case of an option comprising more than one type of property, the value of such option shall be equal to the sum of the values of each individual type of property comprising such option, determined as provided below; and

(ii)

in respect of the portion (if any) of the Scrip Dividend (which may be the whole of the Scrip Dividend) which is not subject to such election, the value of such portion as determined as provided below,

and where the “value” of any property in or comprising of a Scrip Dividend shall be determined as follows:

(x)	in the case of Shares comprised in such Scrip Dividend, the Current Market Price of such Shares as at the Scrip Dividend Valuation Date;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(y)	in the case of cash comprising in such Scrip Dividend, the Fair Market Value of such cash as at the Scrip Dividend Valuation Date; and
(z)	in the case of any other property or assets comprised in such Scrip Dividend, the Fair Market Value of such other property or assets as at the Scrip Dividend Valuation Date;
(b)	any issue of Shares falling within Condition 6.2(a) (Consolidation, reclassification, redesignation or subdivision) or Condition 6.2(b) (Capitalisation of profits or reserves) shall be disregarded;
(c)

a purchase or redemption or buy back of any Shares of the Issuer by or on behalf of the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Share (before expenses) on any day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the Current Market Price of a Share:

(i)	on the Specified Share Day; or
(ii)

where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Shares at some future date at a specified price or where a tender offer is made, on the date of such announcement or, as the case may be, on the date of first public announcement of such tender offer (and regardless of whether or not a price per Share, a minimum price per Share or a price range or a formula for the determination thereof is or is not announced at such time), in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Shares purchased, redeemed or bought back by or on behalf of the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of such Current Market Price and (ii) the number of Shares so purchased, redeemed or bought back;

(d)

if the Issuer or any of its Subsidiaries (or any person on its or their behalf) shall purchase, redeem or buy back any depositary or other receipts or certificates representing Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined by an Independent Adviser;

(e)

where a dividend or distribution is paid or made to Shareholders pursuant to any plan or arrangement implemented by the Issuer for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Shares held by them from a person other than (or in addition to) the Issuer, such dividend or distribution shall for the purposes of these Conditions be treated as a dividend or distribution made or paid to Shareholders by the Issuer, and the foregoing provisions of this definition and the provisions of these Conditions shall be construed accordingly;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(f)

where a Dividend in cash is declared which provides for payment by the Issuer in the Relevant Currency (or, in the case of a Scrip Dividend, an amount in cash is or may be paid in the Relevant Currency, whether at the option of Shareholders or otherwise), it shall be treated as a Dividend in cash (or, in the case of a Scrip Dividend, an amount in cash) in such Relevant Currency, and in any other case it shall be treated as a Dividend in cash (or, in the case of a Scrip Dividend an amount in cash) in the currency in which it is payable by the Issuer; and

(g)	a dividend or distribution that is a Spin-Off shall be deemed to be a Dividend paid or made by the Issuer,

and any such determination shall be made by the Calculation Agent or, where specifically provided, an Independent Adviser and, in either such case, on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“DTC” means The Depository Trust Company, a limited purpose trust company organised under the laws of the State of New York, and its successors and assigns.

“Early Redemption Amount” means in respect of any Bond, the sum of:

(a)	the Make-Whole Premium; and
(b)	an amount equal to the greater of:
(i)	120 per cent. of the principal amount of such Bond outstanding on the relevant Early Redemption Amount Date; and
(ii)	the relevant Parity Value of a Bond,

where for the purposes of this definition, “Early Redemption Amount Date” means (1) in the case of a redemption pursuant to Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)), the Relevant Event Put Date, or (2) in the case of an amount becoming due pursuant to Condition 10 (Events of Default), the date of the giving of notice by the holders of at least one-quarter in principal amount of the Bonds then outstanding in accordance with the first paragraph of Condition 10 (Events of Default);

“EIB Facility” means the €37,500,000 facility agreement dated 3 July 2024 entered into between the European Investment Bank and the Issuer, as amended from time to time.

“Enterprise Court” means the Belgian court (Ondernemingsrechtbank/Tribunal de l’entreprise) established under Belgian law, which has jurisdiction over disputes relating to enterprises, commercial matters, and insolvency proceedings in Belgium.

“Equity-Linked Rights” has the meaning provided in Condition 6.4 (Conversion Price Reset).

“Equity Raise” has the meaning provided in Condition 6.4 (Conversion Price Reset).

“equity shares” means (other than for the purposes of Condition 6.2(c)) (Dividends), in relation to any entity, its total issued shares excluding any shares which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specific amount in a distribution.

“Euroclear Belgium” means Caisse Interprofessionnelle de Dépôts et de Virements de Titres SA/Interprofessionnele Effectendepositen Girokas NV (C.I.K.) (commercial name Euroclear

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Belgium), enterprise number 0403 206 432 (Register of Legal Entities for Brussels), or any entity replacing the same as a central securities depository.

“Euronext Brussels” means the EEA Regulated Market of Euronext Brussels.

“Event of Default” has the meaning provided in Condition 10 (Events of Default).

“Ex-Date” means, in relation to any Dividend (including without limitation any Spin-Off), capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement, unless otherwise defined herein, the first dealing day for the Shares on which the Shares are traded ex- the relevant Dividend, capitalisation, redesignation, reclassification, sub-division, consolidation, issue, grant, offer or other entitlement on the Relevant Stock Exchange (or, in the case of a Dividend which is a purchase, redemption or buy back of Shares (or, as the case may be, any depositary or other receipts or certificates representing Shares) pursuant to paragraph (c) (or, as the case may be, paragraph (d)) of the definition of “Dividend”, the date on which such purchase, redemption or buy back is made), and provided that, for the avoidance of doubt, the Ex-Date in respect of a Scrip Dividend shall be deemed to be the Ex-Date in respect of the relevant Dividend or capitalisation as referred to in the definition of “Scrip Dividend”.

“Excess Shares” has the meaning provided in Condition 17(e) (Beneficial Ownership of Shares).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Instrument” means any of the following:

(a)	the 1,400,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 8 September 2021 pursuant to the 2021 warrants plan;
(b)	the 700,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 28 December 2022 pursuant to the 2022 warrants plan;
(c)	the 1,000,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 31 July 2024 pursuant to the 2024 warrants plan;
(d)	the 805,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 30 January 2025 pursuant to the 2025 warrants plan;
(e)	the 760,000 subscription rights (inschrijvingsrechten / droits de souscription) issued by the Issuer on 13 October 2025 pursuant to the 2025-2 warrants plan; and
(f)

the subscription rights (inschrijvingsrechten / droits de souscription), Shares, or restricted stock units to be issued or granted to directors of personnel of the Issuer (or its affiliates) from time to time in accordance with the remuneration policy of the Issuer, as amended; and

(g)	any subscription rights (inschrijvingsrechten / droits de souscription) that may be issued from time to time under any other personnel incentive plan,

provided that, on any date, (x) the Excluded Instruments, taken together, shall not entitle the beneficiaries thereof the right to subscribe for, acquire, or otherwise receive Shares in an aggregate number exceeding 10.0 per cent. of the Issuer’s issued share capital (it being understood that any such subscription rights (inschrijvingsrechten / droits de souscription), Shares or restricted stock units issued in excess of the foregoing limitation shall not constitute an Excluded Instrument), and (y) in the case of paragraphs (g) and (h), the issuance of such subscription rights (inschrijvingsrechten / droits de souscription), Shares or restricted stock units are issued pursuant

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

to any remuneration policy or other personnel incentive plan that is duly approved by the Issuer’s board of directors and (if applicable) its shareholders. Any reference in these Conditions to “Excluded Instruments” means all of them.

“Fair Market Value” means, on any date (the “FMV Date”):

(a)	in the case of a cash Dividend, the amount of such cash Dividend, as determined by the Calculation Agent;
(b)	in the case of any other cash amount, the amount of such cash, as determined by the Calculation Agent;
(c)

in the case of Securities (including Shares), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange of adequate liquidity (as determined by the Calculation Agent or an Independent Adviser), the arithmetic mean of:

(i)

in the case of Shares or (to the extent constituting equity shares) other Securities or Spin-Off Securities, for which a daily Volume Weighted Average Price (disregarding for this purpose proviso (ii) to the definition thereof) can be determined, such daily Volume Weighted Average Price of the Shares or such other Securities or Spin-Off Securities; and

(ii)	in any other case, the Closing Price of such Securities, Spin-Off Securities, options, warrants or other rights or assets,

in the case of both (a) and (b) during the period of five dealing days on the Relevant Stock Exchange for such Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such dealing day on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after the fifth day following the FMV Date, the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (d) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, all as determined by the Calculation Agent;

(d)

in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Stock Exchange of adequate liquidity (as aforesaid) or where otherwise provided in paragraph (c) above to be determined pursuant to this paragraph (d), an amount equal to the fair market value of such Securities, Spin-Off Securities, options, warrants or other rights or assets as determined by an Independent Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiry date and exercise price or the like (if any) thereof.

Such amounts shall (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) be translated if necessary into the Relevant Currency at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), all as determined by the Calculation Agent.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Final Maturity Date” means, at any time, the Original Final Maturity Date, and/or, following any Amortised Payment Advancement in accordance with Condition 7.1(c)(ii) (Deferral and Advancement of Amortisation Payments)), such earlier date on which, as at such time, the Bonds are scheduled to be redeemed in full in accordance with Condition 7.1(c)(ii) (Deferral and Advancement of Amortisation Payments).

“Financial Indebtedness” means any indebtedness of any person for or in respect of:

(a)	moneys borrowed;
(b)	amounts raised by acceptance under any acceptance credit facility;
(c)

amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments (including any such instruments which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any shares in the capital of the Issuer or any of its Subsidiaries);

(d)	the amount of any liability in respect of any finance leases that is incurred in the ordinary course of the Issuer or a Subsidiary’s business (as the case may be);
(e)

the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred primarily as a means of raising finance or financing the acquisition of the relevant asset or service;

(f)

amounts raised under any other transaction (including any forward sale or purchase agreement and the sale of receivables or other assets on a “with recourse” basis) having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark-to-market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Indebtedness Guarantee” means in relation to any Financial Indebtedness of any person, any obligation of another person to pay such indebtedness including (without limitation):

(a)	any obligation to purchase such indebtedness;
(b)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;
(c)	any indemnity against the consequences of a default in the payment of such indebtedness; and

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(d)	any other agreement to be responsible for repayment of such indebtedness.

“Free Float” means all issued and outstanding Shares less (i) the aggregate of those Shares held by any person (other than a collective investment scheme, mutual fund, pension fund or other investment trust, in each case which is traded on a regulated market) holding five per cent. or more of the issued and outstanding Shares; (ii) the aggregate of those Shares held by any person or persons who have entered into shareholders’ agreements or lock-up agreements concerning the Shares with a duration of more than six months; and (iii) any Shares held by or on behalf of the Issuer or any related party or affiliate.

A “Free Float Event” shall be deemed to have occurred if the Free Float of the Issuer is less than 10 per cent. of the issued and outstanding Shares on each Qualifying Business Day comprised in any period of 10 consecutive Qualifying Business Days (and in any such case the Free Float Event shall be deemed to occur on the last Qualifying Business Day of such period), provided that following the occurrence of any Free Float Event as provided above, no further Free Float Event may occur unless the Free Float of the Issuer shall subsequently have been at least 10 per cent. of the issued and outstanding Shares for a period of 10 consecutive Qualifying Business Days commencing at any time after the Relevant Event Put Date in respect of the immediately preceding Free Float Event.

“Further Bonds” means further bonds either having the same terms and conditions in all respects as the outstanding Bonds or having the same terms and conditions in all respects as the outstanding Bonds in all respects except for the first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding Bonds, and in each case which shall be issued only in accordance with Condition 17 (Beneficial Ownership of Shares).

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Reporting Interpretations Committee of the IASB (as amended, supplemented or re-issued from time to time).

“Independent Adviser” means an independent adviser with appropriate expertise, which may be the Calculation Agent appointed by the Issuer at its own expense and (other than where the initial Calculation Agent is appointed) approved in writing by the Majority Bondholders (acting reasonably) or, if the Issuer fails to make such appointment and such failure continues for a period of 14 days, as may be appointed by the Majority Bondholders (at the expense of the Issuer, and without liability for so doing) following notification to the Issuer, which appointment shall be deemed to be made by the Issuer.

“Initial Conversion Price” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“Interest Payment Date” has the meaning provided in Condition 5.1(a) (Interest Rate).

“Interest Period” has the meaning provided in Condition 5.1(a) (Interest Rate).

“Issue Date” means 18 December 2025.

“Longstop Date” means the date of the annual shareholders’ meeting of the Issuer resolving on the Issuer’s financial statements as of and for the year ending 31 December 2025.

“Majority Bondholders” means, at any time, holders of more than 50 per cent. of the principal amount of the Bonds outstanding.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Make-Whole Premium” means the (undiscounted) sum of all remaining scheduled interest payments due on the Bonds falling on or after the Early Redemption Amount Date, as calculated by the Calculation Agent.

“Maximum Percentage” has the meaning provided in Condition 17(a) (Beneficial Ownership of Shares).

“Minimum PMP” has the meaning provided in Condition 9.9(d) (Annulment of Share Settlement Option).

“Offer Period” has the meaning provided in Condition 9.9(c) (Certain Definitions).

“Original Final Maturity Date” means 18 November 2028, being the date falling on the three-year anniversary of the Concurrent Equity Raise Pricing Date.

“outstanding” means, in relation to the Bonds, all Bonds issued except (a) those which have been redeemed in accordance with these Conditions, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations to issue and/or deliver Shares (and/or, in the case of a Cash Alternative Election, the Issuer’s obligation to pay the Cash Alternative Amount) have been duly performed, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 (Interest) after such date) have been duly paid to the relevant Bondholder and for any obligations to issue or deliver Shares have been performed, and (d) those which have been redeemed and cancelled as provided in Condition 7 (Redemption of Bonds); provided that for the purposes of (1) ascertaining the right to vote on any voting matters pursuant to Condition 15 (Amendment and Waiver), (2) the determination of how many and which Bonds are outstanding for the purposes of Conditions 10 (Events of Default) and 15 (Amendment and Waiver), and (3) the exercise of any discretion, power or authority which each Bondholder is required, expressly or impliedly, to exercise, those Bonds which are beneficially held by or on behalf of the Issuer or any of its Subsidiaries or any of their respective affiliates and not cancelled shall (unless no longer so held) be deemed not to remain outstanding.

“Parity Value” of a Bond means the product (rounded to the nearest whole multiple of €0.01 (with €0.005 being rounded upwards)) of:

(a)

such number of Shares per Bond as would have been required to be issued or transferred and delivered in respect of such Bond had Conversion Rights been exercised in respect thereof, assuming for this purpose that the Conversion Date relating to such exercise of Conversion Rights is the Early Redemption Amount Date; and

(b)

the arithmetic mean of the Volume Weighted Average Price of a Share (translated if necessary into EUR at the Prevailing Rate) on each dealing day comprised in the period of five consecutive dealing days ending on (and including) the second dealing day preceding the Early Redemption Amount Date, in each case, all as determined by the Calculation Agent, provided that if (A) such period of five consecutive dealing days as aforesaid is not comprised in the period of 10 consecutive Brussels business days ending on (and including) the second Brussels business day immediately preceding the Early Redemption Amount Date, as the case may be, or (B) any doubt shall arise as to the calculation of the Parity Value or if such amount cannot be determined as provided above, in each case the Parity Value shall be equal to such amount as is determined in such other manner as an Independent Adviser shall consider to be appropriate to give the intended result.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Payment Details” means, with respect to each Bondholder, the instructions provided by it to the Issuer (with a copy to the Calculation Agent) for the payment to the Bondholder of EUR cash payments and issue or transfer and delivery to the Bondholder of Shares (and which shall, for so long as the Shares are held through Euroclear Belgium or DTC, include Euroclear Belgium or DTC (as the case may be) account details), and which may be updated by a Bondholder at any time by giving notice to the Issuer in accordance with Condition 16 (Notices).

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality).

“Physically Settled Shares” means, in respect of any exercise of Conversion Rights, (i) the Reference Shares or (ii) where such exercise is the subject of a Cash Alternative Election, such number of Shares (which may be equal to zero) as is equal to the Reference Shares minus the Cash Settled Shares.

“Placing Price” has the meaning provided in Condition 6.4 (Conversion Price Reset).

“Placing Proceeds” has the meaning provided in Condition 6.4 (Conversion Price Reset).

“Potential Event of Default” means an event or circumstance which would, with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10 (Events of Default), become an Event of Default.

“Prevailing Market Price” has the meaning provided in Condition 9.9(d) (Annulment of Share Settlement Option).

“Prevailing Rate” means, in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at 4.00 p.m. (London time) on that date (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 4.00 p.m. (London time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Adviser shall consider appropriate.

“Put SSO Reference Date” means, for the purpose of Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)), Condition 7.3 (Redemption if the Change of Control Resolutions are not passed) or Condition 10 (Events of Default), the dealing day immediately preceding the first date on which the relevant Early Redemption Amount is capable of being determined in accordance with these Conditions.

“Qualifying Business Day” means each of (a) a Brussels business day, and (b) a New York business day.

“Qualifying Equity Raise” has the meaning provided in Condition 6.4 (Conversion Price Reset).

“Qualifying Stock Exchange Day” means any day which appears as a trading day (other than a day on which such trading is scheduled to close prior to its regular weekday closing time) on each of:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(a)

Bloomberg page CDR using the calendar setting for the Relevant Stock Exchange in respect of the Shares (such calendar setting being as at the Issue Date, for the avoidance of doubt, “BU” (“Euronext Brussels”) (or any successor page or setting)); and

(b)	(if the Shares are listed and admitted to trading on any of the US Markets) Bloomberg page CDR using the calendar “EX” (“US exchanges”) (or any successor page or setting).

“Rate of Interest” has the meaning provided in Condition 5.1(a) (Interest Rate).

“Record Date” has the meaning provided in Condition 9.3 (Record Date).

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day.

“Reference Lowest Daily Market Price” has the meaning provided in Condition 9.9(c) (Certain Definitions).

“Reference Shares” means, in respect of the exercise of Conversion Rights by a Bondholder, the number of Shares (rounded down, if necessary, to the nearest whole number) determined by the Calculation Agent by dividing the principal amount of the Bonds (or, as the case may be, the aggregate principal amount of the Upcoming Amortised Payment Amount(s)) which are the subject of the relevant exercise of Conversion Rights by the Conversion Price in effect on the relevant Conversion Date.

“Registration Date” has the meaning provided in Condition 6.11 (Ranking and entitlement).

“Regular Amortisation Period” means each period beginning on (and including) a Scheduled Amortisation Payment Date and ending on (but excluding) the next succeeding Scheduled Amortisation Payment Date.

“Regular Closing Time” means, in respect of the Shares, or other Securities, Spin-Off Securities, options, warrants, or other rights or assets, the regular weekday time at which the main trading session is scheduled to end (or, if later, such regular weekday time at which the closing price or final fixing price in respect of such main trading session is scheduled to be published) for the Shares, or such other Securities, Spin-Off Securities options, warrants, or other rights or assets on the Relevant Stock Exchange in respect thereof (whether or not on any dealing day such main trading session is scheduled to end or ends (or, as the case may be, such closing price or final fixing price as aforesaid is scheduled to be published or is published) prior to such regular weekday time as aforesaid. For the avoidance of doubt, as at the Issue Date, the Regular Closing Time in respect of the Shares and the Relevant Stock Exchange in respect thereof is 5:35 p.m. (Brussels time).

“Relevant Currency” means, at any time, the currency in which the Shares are quoted or dealt in at such time on the Relevant Stock Exchange in respect thereof.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(a)	the date on which payment in respect of it first becomes due; and
(b)	if any amount payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made to Bondholders.

A “Relevant Event” shall occur if a Change of Control, a De-Listing Event or a Free Float Event occurs.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Relevant Event Conversion Price” has the meaning provided in Condition 6.2(j) (Relevant Event).

“Relevant Event Notice” has the meaning provided in Condition 6.8 (Relevant Event).

“Relevant Event Period” means the period commencing on the date on which a Relevant Event occurs and ending five Brussels business days following such date or, if later, (unless such extension is waived by the Majority Bondholders) five Brussels business days following the date on which the Relevant Event Notice is given to Bondholders as required by Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)).

“Relevant Event Put Date” has the meaning provided in Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)).

“Relevant Stock Exchange” means:

(a)

in respect of the Shares, Euronext Brussels or, if the Shares cease to be listed and admitted on Euronext Brussels (or any other stock exchange or securities market which is, as a result of the operation of this limb (a), the then prevailing Relevant Stock Exchange in respect of the Shares), such other principal stock exchange or securities market on which such Shares are (at the time of such cessation) listed and admitted to trading, if applicable; and

(b)

in respect of any Securities (other than Shares), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed and admitted to trading, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such Shares, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are listed and admitted to trading, provided that if such Shares, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are listed and admitted to trading on more than one stock exchange or securities market at the relevant time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such Shares, such other Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed and admitted to trading as determined by the Calculation Agent (if the Calculation Agent determines that it is able to make such determination in its capacity as Calculation Agent) or (in any other case) by an Independent Adviser by reference to the stock exchange or securities market with the then prevailing highest 2-month average daily trading volume (as determined by reference to the Daily Traded Value) in respect of such Shares, such other Securities, Spin-Off Securities, options, warrants or other rights or assets.

“Reported Outstanding Share Number” has the meaning provided in Condition 17(c) (Beneficial Ownership of Shares).

“Reporting Company” means a company that is required to file reports periodically with the U.S. Securities and Exchange Commission under section 12, 13 or 15(d) of the Exchange Act.

“Restricted Information” means any information that is or may be material non-public and price-sensitive or is insider information within the meaning of applicable insider dealing or market abuse law (including Regulation 596/2014/EU).

A “Retroactive Adjustment” shall occur in respect of any exercise of Conversion Rights if (i) the Registration Date (or, if there are no Physically Settled Shares in respect of such exercise of Conversion Rights, the Conversion Date) in respect of such exercise shall be after the Applicable

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Adjustment Record Date in respect of any event giving rise to an adjustment to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price) and (ii) the Conversion Date in respect of such exercise shall be before such adjustment becomes effective under Condition 6.2 (Adjustment of Conversion Price).

“Second Tranche Bonds” means the amortising senior convertible bonds which may be issued by the Issuer in an aggregate principal amount not exceeding €22,500,000 between 18 July 2026 and 18 August 2026, subject to and in accordance with the terms of the Subscription Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Scheduled Amortisation Payment Date” has the meaning provided in Condition 7.1(a) (Scheduled Amortisation Payments).

“Scheduled Delivery Date” has the meaning provided in Condition 6.9 (Procedure for exercise of Conversion Rights).

“Scheduled SSO Delivery Date” has the meaning provided in Condition 9.9(b) (Share Settlement).

“Scrip Dividend” means:

(a)

a Dividend in cash which is to be satisfied, or a Dividend in cash which may at the election of a Shareholder or Shareholders be satisfied, in whole or in part, by the issue or delivery of Shares and/or other property or assets; or

(b)

an issue of Shares or other property or assets by way of a capitalisation of profits or reserves (including any share premium account or capital redemption reserve, and whether described as a scrip or share dividend or distribution or otherwise) which is to be satisfied, or which may at the election of a Shareholder or Shareholders be satisfied, in whole or in part, by the payment of cash.

“Scrip Dividend Valuation Date” means:

(a)

in respect of any portion of a Scrip Dividend for which a Shareholder or Shareholders may make an election, the later of (i) the Ex-Date in relation to the relevant dividend or capitalisation, (ii) the last day on which the relevant election can be made by such Shareholder or Shareholders, and (iii) the date on which the number of Shares, amount of cash, or amount of other property or assets, as the case may be, which may be issued or delivered is publicly announced; or

(b)

in respect of any portion of a Scrip Dividend which is not subject to such election, the later of (i) the Ex-Date in relation to the relevant dividend or capitalisation and (ii) the date on which the number of Shares, amount of cash or amount of such other property or assets, as the case may be, to be issued and delivered is publicly announced.

“Securities” means any securities including, without limitation, Shares and any other shares of the Issuer, and options, warrants or other rights to subscribe for or purchase or acquire Shares or any other shares of the Issuer.

“Share Average DTV” has the meaning provided in Condition 9.9(a) (Exercise of Share Settlement Option).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Share Settlement” has the meaning provided in Condition 9.9(b) (Share Settlement).

A “Share Settlement Free Float Event” shall be deemed to have occurred on any Qualifying Business Day in the Share Settlement Liquidity Period (the “Relevant Qualifying Business Day”) if the Free Float of the Issuer is less than 10 per cent. of the issued and outstanding Shares on each Qualifying Business Day comprised in the period of 10 consecutive Qualifying Business Days ending on (and including) such Relevant Qualifying Business Day.

“Share Settlement Liquidity Event” has the meaning provided in Condition 9.9(a) (Exercise of Share Settlement Option).

“Share Settlement Liquidity Period” has the meaning provided in Condition 9.9(a) (Exercise of Share Settlement Option).

“Shareholders” means the holders of Shares.

“Shares” means fully paid ordinary shares in the capital of the Issuer, with (as at the Issue Date) no nominal value and ISIN BE0974358906 (and each, a “Share”).

“Specified Date” has the meaning provided in Conditions 6.2(f) (Issue of Shares at below Current Market Price), 6.2(g) (Other issues) and 6.2(h) (Modification of rights).

“Specified Taxes” has the meaning provided in Condition 6.9 (Procedure for exercise of Conversion Rights).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or
(b)

any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted) by any entity (other than the Issuer) to Shareholders as a class pursuant to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity shares of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity shares of an entity other than the Issuer.

“SSO Reference Date” has the meaning provided in Condition 9.9(c) (Certain Definitions).

“SSO Registration Date” has the meaning provided in Condition 9.9(e) (Provisions relating to any Share Settlement Option).

“Stock Exchange Dealing Day” means a day (other than a Saturday or a Sunday) on which the Relevant Stock Exchange in respect of the Shares is open for business (whether or not such day is a dealing day) (other than a day on which such Relevant Stock Exchange is scheduled to close prior to its regular weekday closing time).

“Subscription Agreement” means the subscription agreement originally dated 13 November 2025 (as amended and restated on 16 December 2025) between the Issuer and the initial subscriber named therein in connection with the subscription and issuance of the Bonds and the Second Tranche Bonds.

“Subsidiary” means, in relation to any person (the “first Person”) at any particular time, any other person (the “second Person”) (i) whose affairs and policies the first Person controls or has the power to control, whether by ownership of shares, contract, the power to appoint or remove members of the governing body of the second Person or otherwise or (ii) whose assets, liabilities,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

equity, income, expenses and cash flows are, in accordance with applicable law and the International Standards on Auditing issued by the International Federation of Accountants (as amended, supplemented or re-issued from time to time), consolidated with those of the first Person in the consolidated financial statements of such person.

“Tax Jurisdiction” has the meaning provided in Condition 8 (Taxation).

“Tax Withholding” has the meaning provided in Condition 8 (Taxation).

“Upcoming Amortised Payment Amount” has the meaning provided in Condition 6.1 (Conversion Period and Conversion Price).

“US Market” means each of The Nasdaq Global Market, The Nasdaq Global Select Market and The New York Stock Exchange (or any of their respective successors).

“US Share” means any Share that is required pursuant to these Conditions to be issued or transferred and delivered in uncertificated form through the dematerialised securities trading system operated by DTC on exercise of Conversion Rights or the Share Settlement Option.

“Volume Weighted Average Price” means, in respect of a Share, such other Security or, as the case may be, a Spin-Off Security, on any dealing day in respect thereof, the volume weighted average price on such dealing day on the Relevant Stock Exchange of a Share or, as the case may be, such other Security or Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (setting ‘PR094 VWAP (Vol Weighted Average Price)’ or any other successor setting and using values not adjusted for any event occurring after such dealing day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share or, as the case may be, such other Security or Spin-Off Security (all as determined by the Calculation Agent as at the Bloomberg Screen Observation Time in respect of such dealing day) (and for the avoidance of doubt such Bloomberg page for the Shares as at the Issue Date is NYXH BB Equity HP) if available or, in any other case, such other source (if any) as shall be determined to be appropriate by an Independent Adviser on such dealing day provided that:

(a)

if on any such dealing day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share, such other Security or Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day in respect thereof on which the same can be so determined, provided however that if such immediately preceding dealing day falls prior to the fifth day before the Original Date, the Volume Weighted Average Price in respect of such dealing day shall be considered to be not capable of being determined pursuant to this proviso (a); and

(b)

if the Volume Weighted Average Price cannot be determined as aforesaid, the Volume Weighted Average Price of a Share, such other Security or Spin-Off Security, as the case may be, shall be determined as at the Original Date by an Independent Adviser in such manner as it shall determine to be appropriate, and the Volume Weighted Average Price determined as aforesaid on or as at any dealing day shall, if not in the Relevant Currency, be translated if necessary into the Relevant Currency at the Prevailing Rate on such dealing day.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Reference Lowest Daily Market Price, Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made and as the Calculation Agent or an Independent Adviser considers appropriate to reflect any consolidation or sub-division of the Shares or any issue of Shares by way of capitalisation of profits or reserves, or any like or similar event.

For the purposes of Conditions 6.1 (Conversion Period and Conversion Price), 6.2 (Adjustment of Conversion Price), 6.3 (Retroactive Adjustments), 6.9 (Procedure for exercise of Conversion Rights), 6.11 (Ranking and entitlement), 9.9 (Share Settlement Option) and 11 (Undertakings) only, (i) references to the “issue” of Shares or Shares being “issued” shall include the transfer and/or delivery of Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (ii) Shares held by or on behalf of the Issuer or any of its Subsidiaries (and which, in the case of Condition 6.2(d) (Rights issues) and 6.2(f) (Issue of Securities to Shareholders), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued”, or entitled to receive the relevant Dividend, right or other entitlement.

For the purposes of these Conditions, at all times each Bond (and the principal amount outstanding thereunder) shall be treated equally and as a single series for the purposes of calculating any percentage of the principal amount outstanding of Bonds (including, without limitation, for the purposes of determining any matters that requires the approval of the Bondholders or the Majority Bondholders or in relation to Conditions 11 (Undertakings) or 15 (Amendment and Waiver)).

4.Registration and Transfer of Bonds

4.1Registration

The Issuer will keep or will cause to be kept a Register as provided in Clause 4 (Register and Title) of the Bond Instrument.

4.2Transfer

Bonds may be transferred in accordance with the provisions of Clauses 4 (Register and Title) and 6 (Transfer of Rights and Obligations) of the Bond Instrument.

5.Interest

5.1Interest Rate

(a)	Interest Rate

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

The Bonds bear interest from (and including) the Issue Date at the rate of 6.50 per cent. per annum (the “Rate of Interest”) payable in arrear on each three-month anniversary date of the Concurrent Equity Raise (being 18 February, 18 May, 18 August and 18 November of each year) (each such date, an “Interest Payment Date), with the first Interest Payment Date falling on 18 February 2026 and with the final Interest Payment Date falling on the Original Final Maturity Date.

The amount of interest payable per each Bond in respect of any period (the “Accrual Period”) which is, or is shorter than, an Interest Period (including, without limitation, interest payable on any Interest Payment Date, and interest payable in respect of an Advanced Amortised Payment Amount on an Advanced Amortisation Payment Date) shall be calculated by the Calculation Agent as the product (rounded to the nearest whole multiple of €0.01 (with €0.005 being rounded upwards)) of:

(i)

the outstanding principal amount of such Bond (or, in the case of interest payable in respect of an Advanced Amortised Payment Amount on an Advanced Amortisation Payment Date, such Advanced Amortised Payment Amount);

(ii)	the Rate of Interest; and
(iii)	the applicable day count fraction determined in accordance with the Actual/Actual (ICMA) day count convention, being:
(A)	where such Accrual Period is an Interest Period (other than the first Interest Period): 0.25; or
(B)	where such Accrual Period is the first Interest Period: a fraction, the numerator of which is the number of days in such first Interest Period and the denominator of which is the product of:
(1)	92; and
(2)	4, being the number of Interest Periods normally ending in any year;
(C)	where such Accrual Period is shorter than an Interest Period, a fraction, the numerator of which is the number of days in such Accrual Period and the denominator of which is the product of:
(1)	the number of days in the Interest Period in which such Accrual Period falls (or, if such Interest Period is the first Interest Period, 92); and
(2)	4, being the number of Interest Periods normally ending in any year.

For the avoidance of doubt, in circumstances where an Advanced Amortised Payment Date has occurred in respect of any Bond in an Interest Period, the relevant Advanced Amortisation Payment shall be ignored for the purposes of calculating the interest payable on the relevant Bond on the Interest Payment Date immediately following such Interest Period (so as to avoid any double counting in respect of interest paid in respect of such Advanced Amortisation Payment on such Advanced Amortised Payment Date).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Interest Share Settlement Option Notice

In respect of any interest payment due on an Interest Payment Date (or an Advanced Amortisation Payment Date), such interest payment shall be paid by the Issuer in cash unless, subject to Condition 9.9(d) (Annulment of Share Settlement Option), the Issuer elects (in its sole discretion) to exercise the Share Settlement Option pursuant to and in accordance with Condition 9.9 (Share Settlement Option) in respect of all but not some only of the Bonds by giving notice thereof (an “Interest Share Settlement Option Notice”) (which notice shall be irrevocable) to Bondholders in accordance with Condition 16 (Notices) by no later than 5:00 p.m. New York time on the third Qualifying Business Day prior to such Interest Payment Date (or, in the case of any interest payment due on an Advanced Amortisation Payment Date, by no later than 5:00 p.m. New York time on the third Qualifying Business Day prior to such Advanced Amortisation Payment Date).

5.2Accrual of Interest

Each Bond will cease to bear interest:

(a)

where the Conversion Right shall have been exercised by a Bondholder from (and including) the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Issue Date (subject in any such case as provided in Condition 6.12 (Interest on Conversion)); or

(b)

where such Bond is redeemed or repaid pursuant to Condition 7 (Redemption of Bonds) or Condition 10 (Events of Default), from (and including) the due date for redemption or repayment thereof (which shall be, for the avoidance of doubt, in respect of any principal due on any Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date) in respect of which a Share Settlement applies, such Amortisation Payment Date) unless payment of principal is improperly withheld or refused or, following any election to exercise the Share Settlement Option, the Issuer fails duly to perform its obligations to issue or transfer and deliver the relevant Deliverable Shares in accordance with Condition 9.9 (Share Settlement Option) in which event interest will continue to accrue at the rate specified in Condition 5.1 (Interest Rate) (both before and after judgment) to (but excluding) the Relevant Date or, as the case may be, the date on which such issue and delivery of Deliverable Shares is duly made in accordance with Condition 9.9 (Share Settlement Option).

5.3Default Interest

If the Issuer fails to pay any amount payable by it on its due date, default interest shall accrue on the overdue amount from (and including) the due date up to (but excluding) the date of actual payment at a rate which is two per cent. higher than the Rate of Interest. Accrued default interest shall not be capitalised.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

6.Conversion of Bonds

6.1Conversion Period and Conversion Price

Subject to and as provided in these Conditions, each Bond in the original principal amount of €100,000 shall entitle the holder to convert the whole of the then outstanding principal amount of such Bond into new and/or existing Share(s) as determined by the Issuer, credited as fully paid (a “Bond Conversion Right”).

Subject to and as provided in these Conditions, each Bond shall entitle the holder to contribute in kind in the Issuer its receivable for the amount of the relevant Amortised Payment Amount (including, for the avoidance of doubt, any Advanced Amortised Payment Amount) that would be payable on the next following Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date) in respect of such Bond (any such Amortised Payment Amount (including, for the avoidance of doubt, any Advanced Amortised Payment Amount), an “Upcoming Amortised Payment Amount” in respect of such Bond) against issuance of new Share(s), credited as fully paid (the “Amortisation Conversion Right” and together with the Bond Conversion Right the “Conversion Rights”).

The number of Shares to be issued or transferred and delivered on exercise of a Conversion Right shall be equal to the Reference Shares in respect of such exercise, subject to Condition 6.3 (Retroactive Adjustments).

The Conversion Price per Share is initially €5.00 (the “Initial Conversion Price”). The Conversion Price is subject to adjustment in the circumstances described in Condition 6.2 (Adjustment of Conversion Price) and Condition 6.4 (Conversion Price Reset). The expression “Conversion Price” shall be construed accordingly.

Subject to and as provided in these Conditions (including, without limitation, Condition 6.9 (Procedure for exercise of Conversion Rights)), the Conversion Right in respect of a Bond (including the right to convert any Upcoming Amortised Payment Amounts in respect thereof) may be exercised, at the option of the holder thereof, at any time subject to any applicable fiscal or other laws or regulations and as hereinafter provided from (and including) the Issue Date to (and including) the date falling two Qualifying Business Days prior to the Final Maturity Date (or, in the case of the right to convert any Upcoming Amortised Payment Amount, to (and including) the date falling one Qualifying Business Day prior to the Amortisation Payment Date in relation to such Upcoming Amortised Payment Amount), unless there shall be a default in making payment in respect of such Bond on any such date fixed for redemption, in which event the Conversion Right shall extend up to (and including) the date on which the full amount of such payment becomes available for payment and notice of such availability has been given to Bondholders or, if earlier, the Final Maturity Date; provided that, in each case, if such final date for the exercise of Conversion Rights is not a Qualifying Business Day, then the period for exercise of Conversion Rights by Bondholders shall end on (and including) the immediately preceding Qualifying Business Day.

The period during which Conversion Rights may (subject as provided below) be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights shall expire immediately upon the commencement of liquidation, bankruptcy, insolvency or other analogous proceedings relating to the Issuer, dissolution of the Issuer or removal from the Belgian Crossroads Bank for Enterprises of the Issuer.

Fractions of Shares will not be issued or transferred and delivered on exercise of Conversion Rights or pursuant to Condition 6.3 (Retroactive Adjustments) and no cash payment or other adjustment

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond (or any Upcoming Amortised Payment Amounts that would be payable on more than one Bond, as the case may be) is exercised at any one time such that Shares to be issued or transferred and delivered on conversion or pursuant to Condition 6.3 (Retroactive Adjustments) are to be registered in the same name, the number of such Shares to be issued or transferred and delivered in respect thereof shall, in accordance with the definition of ‘Reference Shares’, be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds (or aggregate amount of the relevant Upcoming Amortised Payment Amounts, as the case may be) being so converted and rounded down to the nearest whole number of Shares.

Conversion Rights may not be exercised (i) following the giving of notice by the holders of at least one-quarter in principal amount of the Bonds then outstanding pursuant to Condition 10 (Events of Default); (ii) in respect of a Bond in respect of which the relevant holder has exercised its right to require the Issuer to redeem pursuant to Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)) (but without prejudice to the rights of Bondholders to require the Issuer to issue or transfer and deliver Shares as provided therein); or (iii) on any Interest Payment Date or Amortisation Payment Date or the dealing day immediately prior to such date.

Subject to the right of the Issuer to make a Cash Alternative Election (which shall be exercisable solely in the event and to the extent that the issue and delivery of Shares in respect of any exercise of Conversion Rights would cause the issue, conversion or delivery of more Shares than permitted by applicable law pursuant to Condition 12 (Regulatory Share Cap)), the Issuer will procure that Shares to be issued or transferred and delivered on exercise of Conversion Rights will be issued or transferred and delivered to, or to the order of, the person or persons specified in the relevant Payment Details by the relevant Bondholder in accordance with the provisions of Condition 6.9 (Procedure for exercise of Conversion Rights). Such Shares (other than Additional Shares) will be deemed to be issued or transferred and delivered as of the relevant Registration Date and the Issuer shall procure that such Registration Date shall occur as soon as practicable after the relevant Conversion Date (and in any event no later than the relevant Scheduled Delivery Date in respect of such Shares). Any Additional Shares to be issued or transferred and delivered pursuant to Condition 6.3 (Retroactive Adjustments) will be deemed to be issued or transferred and delivered as of the relevant Additional Registration Date and the Issuer shall procure that such Additional Registration Date shall occur as soon as practicable after the relevant Reference Date (and in any event no later than the relevant Scheduled Delivery Date in respect of such Additional Shares).

6.2Adjustment of Conversion Price

Subject to the provisions of this Condition 6 (Conversion of Bonds), upon the occurrence of any of the events described below (other than where the Applicable Adjustment Record Date in respect thereof falls prior to the Issue Date), the Conversion Price shall be adjusted by the Calculation Agent as follows:

(a)	Consolidation, reclassification, redesignation or subdivision

If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A

—

B

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

where:

A	is the aggregate number of Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and
B	is the aggregate number of Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(a), the date on which the consolidation, reclassification, redesignation or sub-division, as the case may be, takes effect (or, if later, the Brussels and New York business day falling immediately after the record date or other due date for the establishment of entitlement in respect thereof).

(b)	Capitalisation of profits or reserves

If and whenever the Issuer shall issue any Shares to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than where such issue of Shares constitutes a Scrip Dividend, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A

—

B

where:

A	is the aggregate number of Shares in issue immediately before such issue; and
B	is the aggregate number of Shares in issue immediately after such issue.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(b), the date of issue of such Shares.

(c)	Dividends
(i)

If and whenever the Ex-Date of a Dividend shall occur, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B

——

A

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of such Dividend; and

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

B

is the portion of the Fair Market Value of the aggregate Dividend attributable to one Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Shares or any depositary or other receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Shares, or any Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(c), the later of (A) the first Brussels and New York business day on which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein, and (B) the Brussels and New York business day falling immediately after the record date or other due date for the establishment of entitlement in respect of such Dividend.

(ii)

For the purposes of the above, Fair Market Value shall (subject as provided in the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Ex-Date in respect of the relevant Dividend.

(d)	Rights issues

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue any Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, or any other Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the Ex-Date in respect of the relevant issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B

——

A+C

where:

A	is the number of Shares in issue on such Ex-Date;
B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares issued by way of rights, or for the Securities issued by way of rights and upon exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, Shares, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

the exercise thereof, would purchase at such Current Market Price per Share on the Ex-Date; and

C

is the number of Shares to be issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;

provided that if on such Ex-Date such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.2(d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at such Ex-Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on such Ex-Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(d), the later of (A) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(d), and (B) the Brussels and New York business day falling immediately after the record date or other due date for the establishment of entitlement in respect of the relevant issue or grant.

(e)	Issue of Securities to Shareholders

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (other than in the circumstances the subject of Condition 6.2(d) above and other than constituting a Scrip Dividend) issue any Securities to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B

——

A

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of the relevant issue or grant; and
B	is the Fair Market Value on such Ex-Date of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(e), the later of (A) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(e), and (B) the Brussels and New

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

York business day falling immediately after the record date or other due date for the establishment of entitlement in respect of the relevant issue or grant.

(f)	Issue of Shares at below Current Market Price

If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 6.2(d) above) wholly for cash or for no consideration any Shares (other than Shares issued on conversion of, or pursuant to any exercise of the Share Settlement Option under, the Bonds (which term shall for this purpose include any Further Bonds) or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or rights to otherwise acquire, Shares and other than constituting a Scrip Dividend) or if and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall issue or grant (otherwise than as mentioned in Condition 6.2(d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares (other than the Bonds, which term shall for this purpose include any Further Bonds), in each case at consideration receivable per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) which is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B

——

A+C

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms of such issue of Shares or issue or grant of options, warrants or other rights as provided above;
B

is the number of Shares which the aggregate consideration (if any) receivable for the issue of such Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share on the date of first public announcement of the terms of such issue or grant; and

C

is the number of Shares to be issued pursuant to such issue of such Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights;

provided that if on the date of first public announcement of the terms of such issue or grant (as used in this Condition 6.2(f), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this Condition 6.2(f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase, acquisition had taken place on the Specified Date.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(f), the later of (A) the date of issue of such Shares or, as the case may be, the issue or grant of such options, warrants or rights, and (B) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(f).

(g)	Other issues

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall (otherwise than as mentioned in Conditions 6.2(d), (e) or (f) above) issue wholly for cash or for no consideration any Securities (other than the Bonds which term shall for this purpose exclude any Further Bonds and other than constituting a Scrip Dividend) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified or redesignated as Shares, and the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase, acquisition, reclassification or redesignation is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B

——

A+C

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant);
B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such reclassification or redesignation would purchase at such Current Market Price per Share on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant); and

C

is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription, purchase or acquisition attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such reclassification or redesignation;

provided that if on the date of first public announcement of the terms of the issue of such Securities (or the terms of such grant) (as used in this Condition 6.2(g), the “Specified

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified or redesignated or at such other time as may be provided), then for the purposes of this Condition 6.2(g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition, reclassification or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(g), the later of (A) the date of issue of such Securities or, as the case may be, the grant of such rights, and (B) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(g).

(h)	Modification of rights

If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the Bonds, which term shall for this purpose include any Further Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share (based, where appropriate, on such number of Shares as is determined pursuant to the definition of “C” and the proviso below) receivable upon conversion, exchange, subscription, purchase or acquisition has been reduced and is less than 95 per cent. of the Current Market Price per Share on the date of first public announcement of the terms for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A+B

——

A+C

where:

A	is the number of Shares in issue immediately before the date of first public announcement of the terms for such modification;
B

is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Share on the date of first public announcement of the terms for such modification or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C

is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as the Calculation Agent shall consider appropriate for any previous adjustment under this Condition 6.2(h) or Condition 6.2(g) above;

provided that if on the date of first public announcement of the terms of such modification (as used in this Condition 6.2(h), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this Condition 6.2(h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition 6.2(h), the later of (A) the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities, and (B) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(h).

(i)	Certain arrangements

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Shares or such other Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Shares or Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Conditions 6.2(b), (c), (d), (e), (f), or (g) above or (j) below (or, where applicable, would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant day)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B

——

A

where:

A	is the Current Market Price of one Share on the Ex-Date in respect of the relevant offer; and
B	is the Fair Market Value on such Ex-Date of the portion of the relevant offer attributable to one Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Condition6.2(i), the later of (A) the first Brussels and New York business day on which the adjusted Conversion Price is capable of being determined in accordance with this Condition 6.2(i), and (B) the Brussels and New York

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

business day falling immediately after the record date or other due date for the establishment of entitlement in respect of the relevant offer.

(j)	Relevant Event

Subject as provided in the final paragraph of this Condition 6.2(j), if a Relevant Event shall occur, then, upon any exercise of Conversion Rights where the Conversion Date falls during the Relevant Event Period in respect of such Relevant Event, the Conversion Price solely for the purpose of such exercise (the “Relevant Event Conversion Price”) shall be determined as set out below:

where:

RECPis the Relevant Event Conversion Price

OCPis the Conversion Price in effect on the relevant Conversion Date

CP=25 per cent.

c	is the number of days from and including the date the Relevant Event occurs to but excluding the Original Final Maturity Date
t	is the number of days from and including the Issue Date to but excluding the Original Final Maturity Date

In the case of a Change of Control, the foregoing provisions of this Condition 6.2(j) will only become effective if and when the Change of Control Resolutions are approved and filed with the clerk’s office of the competent Enterprise Court in accordance with the provisions of the Belgian Companies and Associations Code.

(k)	Other adjustments

Subject to Condition 6.6 (Employee Incentive Issuances), if either the Issuer (following consultation with the Calculation Agent) or the Majority Bondholders (each acting reasonably) determines that an adjustment (for the purpose of compensating for dilution) should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more circumstances not referred to above in this Condition 6.2 (Adjustment of Conversion Price) (except for events specifically excluded from the operation of Conditions 6.2(a) to (j) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Adviser to determine, in consultation with the Calculation Agent, if different, as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment (if any) should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this Condition 6.2(k) if such Independent Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstances arises (or, if later, 21 days after the date on which the relevant circumstances are made public or otherwise are made known to the Bondholders) and if the adjustment would result in a reduction to the Conversion Price.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(l)	Modifications

Notwithstanding the foregoing provisions:

(i)

where the events or circumstances giving rise to any adjustment pursuant to this Condition 6.2 (Adjustment of Conversion Price) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer (acting reasonably) and following consultation with the Calculation Agent, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined by an Independent Adviser to be in its opinion appropriate to give the intended result;

(ii)

such modification shall be made to the operation of these Conditions as may be determined by an Independent Adviser, in consultation with the Calculation Agent (if different), to be in its opinion appropriate (A) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once; and

(iii)	other than pursuant to Condition 6.2(a) (Consolidation, reclassification, redesignation or subdivision), no adjustment shall be made that would result in an increase to the Conversion Price.
(m)	Calculation of consideration

For the purpose of any calculation of the consideration receivable or price pursuant to Conditions 6.2(d), (f), (g) and (h) above, the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash;
(ii)

(x) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities (whether on one or more occasions) and (y) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Ex-Date referred to in Condition 6.2(d) above or as at the relevant date of first public announcement referred to in Conditions 6.2(f), (g) and (h) above, as the case may be, plus in the case of each of (x) and (y) above in this paragraph, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above in this paragraph (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate, all as determined by the Calculation Agent;

(iii)

if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency (other than in circumstances where such consideration is also expressed in the Relevant Currency, in which case such consideration shall be treated as expressed in the Relevant Currency in an amount equal to the amount of such consideration when so expressed in the Relevant Currency), it shall be converted by the Calculation Agent into the Relevant Currency at the Prevailing Rate on the relevant Ex-Date (for the purposes of Condition 6.2(d) above) or the relevant date of first public announcement (for the purposes of Conditions 6.2(f), (g) and (h) above, as the case may be);

(iv)

in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or such other Securities or options, warrants or rights, or otherwise in connection therewith;

(v)

the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity;

(vi)

if as part of the same transaction, Shares shall be issued or issuable for a consideration receivable in more than one or in different currencies then the consideration receivable per Share shall be determined by dividing the aggregate consideration (determined as aforesaid and converted, if and to the extent not in the Relevant Currency, into the Relevant Currency as aforesaid) by the aggregate number of Shares so issued; and

(vii)	references in these Conditions to “cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability or obligation to pay a cash amount.

6.3Retroactive Adjustments

If a Retroactive Adjustment occurs in relation to any exercise of Conversion Rights (other than where there are no Physically Settled Shares in respect of such exercise of Conversion Rights), the Issuer shall procure that there shall be issued or transferred and delivered to, or to the order of, the relevant Bondholder and in accordance with the Payment Details, such additional number of Shares (if any) (the “Additional Shares”) as, together with the Physically Settled Shares issued or transferred and delivered in the relevant exercise of Conversion Rights, is equal to the number of Physically Settled Shares which would have been required to be issued or transferred and delivered on such exercise and subsequent exchange if the relevant adjustment to the Conversion Price had

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

been made and become effective immediately prior to the relevant Conversion Date (such number of Physically Settled Shares as aforesaid being for this purpose calculated as:

(a)

where such exercise of Conversion Rights is not the subject of a Cash Alternative Election, the Reference Shares in respect of such exercise of Conversion Rights determined for this purpose by reference to such deemed Conversion Price as aforesaid; and

(b)	where such exercise of Conversion Rights is the subject of a Cash Alternative Election, the difference between:
(i)	such number of Reference Shares as is determined pursuant to paragraph (a); and
(ii)	the product of (x) such number of Reference Shares determined as aforesaid and (y) the Cash Settlement Ratio in respect of such exercise of Conversion Rights),

all as determined by the Calculation Agent or an Independent Adviser, provided that if in the case of Conditions 6.2(b), 6.2(c), 6.2(d), 6.2(e) or 6.2(i) the relevant Bondholder shall be entitled to receive the relevant Shares, Dividends or such other Securities in respect of the Reference Shares to be issued and/or transferred and delivered to it, then the relevant Bondholder shall not be entitled to receive Additional Shares in relation to such Retroactive Adjustment.

6.4Conversion Price Reset

(a)

Subject to the paragraph (b) below, in the event of any Qualifying Equity Raise (whether on one or more occasions) completed by the Issuer or any Subsidiary of the Issuer or any of their respective affiliates at any time from (and including) the Issue Date, the Conversion Price will be adjusted on the date of completion of such Qualifying Equity Raise (or, if an adjustment to the Conversion Price is required to be made pursuant to Condition 6.2 (Adjustment of Conversion Price) in respect of such Qualifying Equity Raise, on the later of (i) the date on which such adjustment becomes effective, and (ii) the date of completion of such Qualifying Equity Raise) (the “Equity Raise Reset Date”) by the Calculation Agent to be equal to the Placing Price in respect of such Qualifying Equity Raise.

(b)

An adjustment to the Conversion Price in respect of a Qualifying Equity Raise pursuant to this Condition 6.4 Conversion Price Reset) (such adjustment, a “Conversion Price Reset”) shall be made only if the Conversion Price so adjusted is lower than the Conversion Price that would, but for the operation of this Condition 6.4 (Conversion Price Reset), be in effect on the Equity Raise Reset Date.

(c)

Any adjustment to the Conversion Price pursuant to this Condition 6.4 (Conversion Price Reset) shall become effective as of the Equity Raise Reset Date (provided that, in the case of an adjustment to the Conversion Price in respect of a Qualifying Equity Raise pursuant to this Condition 6.4 (Conversion Price Reset), if an adjustment to the Conversion Price is required to be made pursuant to Condition 6.2 (Adjustment of Conversion Price) in respect of such Qualifying Equity Raise, the adjustment to the Conversion Price pursuant to this Condition 6.4 (Conversion Price Reset) shall be deemed to have occurred after such adjustment required to be made pursuant to Condition 6.2 (Adjustment of Conversion Price)) and notice of any such adjustment shall be given by the Issuer to Bondholders in accordance with Condition 16 (Notices).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

For the purposes of these Conditions:

“Equity Raise” means, other than in respect of an Exempt Transaction:

(a)

any issuance of new Shares or any sale of existing Shares previously held by the Issuer or any Subsidiary or affiliate of the Issuer (in each case other than upon exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares attached to any Equity-Linked Rights); or

(b)

any issuance of any other Securities (including without limitation warrants and options) or other right which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares (any such Securities or rights, “Equity-Linked Rights”).

“Exempt Transaction” means:

(a)	the issuance of any Excluded Instruments or the issuance of any Shares in connection with an exercise of any Excluded Instrument by the holder or beneficiary thereof; or
(b)

any LTIP Issuance or any Shares or other Equity-Linked Rights being issued, offered, exercised, allotted, purchased, appropriated, modified, granted or transferred pursuant to any LTIP Issuance, or any Shares or other Equity-Linked Rights upon any exercise of rights of conversion into, or exchange or subscription for, or the right to otherwise acquire, any Shares attached to any Equity-Linked Rights issued, offered, allotted or granted pursuant to any LTIP Issuance, where “LTIP Issuance” means any issuance, offer, allotment or grant of Shares or Equity-Linked Rights (in each case completed on or after the Issue Date) by the Issuer to, or for the benefit of, employees, officers and directors of the Issuer or any of its Subsidiaries and in each case pursuant to any employee incentive plans of the Issuer and/or its Subsidiaries, provided that such plans are duly approved by the Issuer’s board of directors (including independent non-executive directors).

“Placing Price” means, in respect of any Qualifying Equity Raise, the Placing Proceeds in respect of such Qualifying Equity Raise divided by:

(a)	(other than in the case of a Qualifying Equity Raise comprising the issuance of Equity-Linked Rights) the number of Shares comprised in such Qualifying Equity Raise; or
(b)

(in the case of a Qualifying Equity Raise comprising the issuance of Equity-Linked Rights) such number of Shares as is determined in a manner consistent with Conditions 6.2(d), 6.2(f) and 6.2(g) (as applicable), in each case rounded down (if necessary) to the nearest whole multiple of €0.0001, as determined by the Issuer acting reasonably and in consultation with the Calculation Agent.

“Placing Proceeds” means, in respect of any Equity Raise:

(a)

(other than in the case of an Equity Raise comprising the issuance of Equity-Linked Rights) the aggregate amount of the gross cash proceeds received by the Issuer (and/or any Subsidiary of the Issuer, or any of their respective affiliates) in respect of such Equity Raise; or

(b)

(in the case of an Equity Raise comprising the issuance of Equity-Linked Rights) the aggregate consideration receivable per Share determined in a manner consistent with Conditions 6.2(d), 6.2(f), 6.2(g) and 6.2(m) (as applicable),

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(in each case translated if necessary into EUR at the Prevailing Rate on the date of first public announcement of the terms of such Equity Raise) as determined by the Issuer acting reasonably and in consultation with the Calculation Agent.

“Qualifying Equity Raise” means any Relevant Equity Raise if the Placing Proceeds of such Relevant Equity Raise, together with the Placing Proceeds in respect of any other previous Relevant Equity Raise (disregarding for this purpose the entirety of any Relevant Equity Raise if any part or the entirety of such Relevant Equity Raise was previously taken into account in the determination of any previous Qualifying Equity Raise), are equal to or greater than €2 million, as determined by the Issuer acting reasonably and in consultation with the Calculation Agent.

“Relevant Equity Raise” means any Equity Raise the Placing Price in respect of which is lower than the Conversion Price in effect on the date of first public announcement of the terms of such Equity Raise.

6.5Decision and Determination of the Calculation Agent or an Independent Adviser

Adjustments to the Conversion Price shall be determined and calculated by the Calculation Agent upon request from the Issuer and/or, to the extent so specified in the Conditions and upon request from the Issuer, by an Independent Adviser.

Adjustments to the Conversion Price calculated by the Calculation Agent or, where applicable, an Independent Adviser and any other determinations made by the Calculation Agent or, where applicable, an Independent Adviser, or an opinion of an Independent Adviser, pursuant to these Conditions shall in each case be made in good faith and shall be final and binding (in the absence of manifest error) on the Issuer, the Bondholders and the Calculation Agent (in the case of a determination by an Independent Adviser).

The Calculation Agent may consult, at the expense of the Issuer, on any matter (including, but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

The Calculation Agent shall act solely upon the request from the Issuer, and shall act exclusively as agent of, the Issuer and in accordance with these Conditions. Neither the Calculation Agent (acting in such capacity) nor any Independent Adviser appointed in connection with the Bonds (acting in such capacity) will thereby assume any obligations towards or relationship of agency or trust and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in its capacity as Calculation Agent, or as the case may be, Independent Adviser as against the Bondholders.

If following consultation between the Issuer and the Calculation Agent any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, following consultation between the Issuer and an Independent Adviser, a written opinion of such Independent Adviser in respect thereof shall be conclusive and binding on the Issuer, the Bondholders and the Calculation Agent (if different), save in the case of manifest error.

The Issuer shall promptly notify Bondholders in accordance with Condition 16 (Notices) of each determination, calculation or adjustment performed by the Calculation Agent and/or Independent Adviser pursuant to these Conditions.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

6.6Exempt Transactions, Second Tranche Bonds and Concurrent Equity Raise

Notwithstanding anything to the contrary in these Conditions, but without prejudice to Condition 6.4(a) (Conversion Price Reset), no adjustment will be made to the Conversion Price:

(a)	in respect of any Shares issued and allotted pursuant to an Excluded Instrument;
(b)

in respect of the issue of the Second Tranche Bonds (including, for the avoidance of doubt, any further bonds issued in accordance with the terms and conditions thereof) or any Shares issued and allotted pursuant to the exercise of conversion rights or any option similar to the Share Settlement Option under the Second Tranche Bonds; or

(c)	in respect of any Shares issued and allotted pursuant to the Concurrent Equity Raise.

6.7Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not a whole multiple of €0.0001, shall be rounded down to the nearest whole multiple of €0.0001.

Notice of any adjustments to the Conversion Price (and the resulting Minimum PMP) shall be given by the Issuer to Bondholders in accordance with Condition 16 (Notices) promptly after the determination thereof.

The Conversion Price shall not in any event be reduced so that, on conversion of the Bonds, Shares would fall to be issued in circumstances not permitted by applicable laws or regulations. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price that would result in Shares being required to be issued or transferred and delivered in circumstances not permitted by applicable laws or regulations.

6.8Relevant Event

Within five Qualifying Business Days following the occurrence of a Relevant Event, the Issuer shall give notice thereof to Bondholders in accordance with Condition 16 (Notices) (a “Relevant Event Notice”). The Relevant Event Notice shall contain a statement informing Bondholders of (i) their entitlement to exercise their Conversion Rights as provided in these Conditions and (ii) their entitlement to exercise their rights to require redemption of their Bonds pursuant to Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event). In the case of a Change of Control, the foregoing sentence shall be subject to the Change of Control Resolutions having been approved and filed in accordance with Article 7:151 of the Belgian Companies and Associations Code.

The Relevant Event Notice shall also specify, as applicable:

(a)	if applicable, to the fullest extent permitted by applicable law, all information material to Bondholders concerning the Change of Control;
(b)	the nature of the Relevant Event;
(c)

the Conversion Price immediately prior to the occurrence of the Relevant Event and, the Relevant Event Conversion Price applicable pursuant to Condition 6.2(j) (Relevant Event) on the basis of the Conversion Price in effect immediately prior to the occurrence of the Relevant Event;

(d)	the Closing Price of the Shares as at the latest practicable date prior to the publication of the Relevant Event Notice;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(e)	the Relevant Event Period; and
(f)	the Relevant Event Put Date.

6.9Procedure for exercise of Conversion Rights

Conversion Rights in respect of a Bond may be exercised by a Bondholder (provided that the relevant Conversion Date falls during the Conversion Period) by (i) in respect of the whole of such Bond, by delivering the relevant Bond Certificate together with a Conversion Notice to the Issuer and (ii) in respect of any Upcoming Amortised Payment Amount, by delivering a Conversion Notice to the Issuer, whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery to, or as directed by, the relevant Bondholder of Shares credited as paid-up in full, as provided in this Condition 6.9 (Procedure for exercise of Conversion Rights).

If such delivery is made after 1:00 p.m. Brussels time or on a day which is not a Qualifying Business Day, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following Qualifying Business Day.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the Qualifying Business Day on which delivery (or deemed delivery) of the relevant Conversion Notice (and, where applicable, the relevant Bond Certificate) is made (or deemed to be made) as provided in this Condition 6.9 (Procedure for exercise of Conversion Rights). The Conversion Date shall be deemed to be the date on which the Conversion Right is exercised in respect of such Bond.

A Conversion Notice, once delivered, shall be irrevocable.

Among other things, each Conversion Notice shall specify whether the relevant Bondholder elects for the Shares to be issued or transferred and delivered on exercise of Conversion Rights (including any Additional Shares) to be either US Shares, Belgian Shares or a combination thereof.

Shares to be issued or transferred and delivered on exercise of Conversion Rights (including any Additional Shares) will be issued or transferred and delivered in dematerialised or uncertificated form, as the case may be, through the securities trading system operated by (in the case of Belgian Shares) Euroclear Belgium or (in the case of US Shares) DTC, (as the case may be). Where Shares are to be issued or transferred and delivered through Euroclear Belgium or DTC, they will be delivered to the account specified by the relevant Bondholder in the relevant Payment Details as soon as practicable and in any event by not later than (in the case of Belgian Shares) the second Brussels business day or (in the case of US Shares) the second New York business day, in each case following the relevant Conversion Date (or, in the case of any Additional Shares, not later than the second Brussels or New York business day (as applicable) following the relevant Reference Date). The applicable latest required date for delivery of the Shares or Additional Shares to the relevant Bondholder(s) in respect of any exercise of Conversion Rights, as provided above, shall be the “Scheduled Delivery Date” in respect of such Shares or Additional Shares, as the case may be. Shares to be issued or transferred and delivered on exercise of Conversion Rights (including any Additional Shares) shall be delivered to the relevant Bondholder(s) in freely tradeable form under applicable securities laws and will not bear legends noting restrictions as to resale of such securities under US federal or state securities laws nor be subject to stop transfer instructions.

The person or persons specified for such purpose in the Payment Details will become the holder of record of the number of Shares issuable upon conversion with effect from the Registration Date (or, in the case of Additional Shares, the Additional Registration Date). The Issuer shall take all reasonable endeavours to procure such registration of the Shares to be issued as aforesaid as soon

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

as practicable and in any event no later than the Scheduled Delivery Date in respect of such Shares or Additional Shares.

The Issuer shall pay all capital, stamp, issue and registration and transfer taxes and duties payable in Belgium, the United States or in any other jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction it may be generally subject (“Specified Taxes”), in respect of the allotment and issue or transfer and delivery of any Shares to the relevant Bondholder in respect of such exercise of Conversion Rights (including any Additional Shares) or in respect of any allotment and issue or transfer of Bonds. If the Issuer fails to pay any Specified Taxes, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any interest and penalties payable and costs incurred in respect thereof.

A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration and transfer taxes and duties arising on the exercise of Conversion Rights (other than any Specified Taxes which shall be payable by the Issuer). A Bondholder must also pay, or procure the payment of all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it. Any such capital, stamp, issue, registration or transfer taxes or duties or other taxes payable by a Bondholder are referred to as “Bondholder Taxes”.

For the avoidance of doubt, the Calculation Agent shall not be responsible for determining whether any Specified Taxes or Bondholder Taxes are payable or the amount thereof and shall not be responsible or liable for any failure by the Issuer to pay such Specified Taxes or by a Bondholder to pay such Bondholder Taxes.

Notwithstanding any other provisions of these Conditions, a Bondholder exercising Conversion Rights following a Change of Control Conversion Right Amendment as described in Condition 11(b)(vii) (Undertakings) will be deemed, for the purposes of these Conditions, to have received the Shares to be issued upon conversion of the Bonds for the consideration that it would have received therefor if it had exercised its Conversion Right in respect of such Bonds at the time of the occurrence of the relevant Change of Control.

6.10Cash Alternative Election

(a)

Upon exercise of a Conversion Right, and solely in the event and to the extent that the issue and delivery of Shares in respect of such exercise of a Conversion Right would cause the issue, conversion or delivery of (i) more Shares than permitted by applicable law pursuant to Condition 12 (Regulatory Share Cap) or (ii) Shares in breach of applicable regulations to deliver freely transferable Shares, the Issuer may make an election (a “Cash Alternative Election”) by giving notice (a “Cash Alternative Election Notice”) to the relevant Bondholder by not later than the date (the “Cash Alternative Election Date”) falling one dealing day after the relevant Conversion Date (with a copy to the Calculation Agent) to satisfy the exercise of the Conversion Right in respect of the relevant Bonds by (i) making payment, or procuring that payment is made, to the relevant Bondholder of the Cash Alternative Amount in respect of the Cash Settled Shares in respect of such exercise as specified in the relevant Cash Alternative Election Notice, and (ii) where the Cash Settled Shares are less than the Reference Shares in respect of the relevant exercise of Conversion Rights, by issuing or transferring and delivering the Physically Settled Shares, together in any such case with any other amount payable to such Bondholder pursuant to these Conditions in respect of or relating to the relevant exercise of Conversion Rights.

(b)	The Cash Alternative Election Notice shall be irrevocable and shall specify:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)	the Conversion Price in effect on the relevant Conversion Date and the number of Reference Shares in respect of such exercise of Conversion Rights;
(ii)	the number of Cash Settled Shares in respect of the relevant exercise of Conversion Rights, by reference to which the Cash Alternative Amount is to be calculated; and
(iii)

if the number of Cash Settled Shares (determined as aforesaid) is less than the number of Reference Shares in respect of the relevant exercise of Conversion Rights, the number of Physically Settled Shares to be transferred and delivered by the Issuer to the relevant Bondholder in respect of such exercise.

(c)

The Issuer will pay the Cash Alternative Amount not later than the second Brussels business day following the first Brussels business day on which the Cash Alternative Amount is capable of being determined in accordance with these Conditions, by transfer to a bank account in accordance with the Payment Details.

6.11Ranking and Entitlement

Shares (including any Additional Shares) issued or transferred and delivered on exercise of Conversion Rights will from the date (such date, the “Registration Date” or, in the case of Additional Shares, the “Additional Registration Date”) on which such Shares are registered in a local shareholders’ register maintained or kept on behalf of the Issuer, rank pari passu with the fully paid Shares in issue on such Registration Date (or, as the case may be, Additional Registration Date), and the person or persons specified for such purpose in the Payment Details by the relevant Bondholder shall be treated as the holder or holders thereof with effect from, and be entitled to all rights, distribution, payments and entitlements (relating to such Shares) the record date or other due date for the establishment of entitlement for which falls on or after, such Registration Date (or, as the case may be, Additional Registration Date), except in any such case for any right excluded by mandatory provisions of applicable law or as otherwise may be provided in these Conditions.

Such Shares or, as the case may be, Additional Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to such Registration Date (or, as the case may be, Additional Registration Date).

6.12Interest on Conversion

No payment or adjustment shall be made on exercise of Conversion Rights for any interest which otherwise would have accrued on the relevant Bonds (or, where Conversion Rights are exercised in respect of any Upcoming Amortised Payment Amount, such Upcoming Amortised Payment Amount) since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Issue Date).

6.13Purchase or Redemption of Shares

The Issuer or any Subsidiary of the Issuer may exercise such rights as they may from time to time enjoy to purchase or redeem or buy back any shares of the Issuer (including Shares) or any depositary or other receipts or certificates representing the same without the consent of the Bondholders.

6.14No Duty to Monitor

The Calculation Agent shall not be under any duty to monitor whether any event or circumstance has happened or exists or may happen or exist and which requires or may require an adjustment to

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

be made to the Conversion Price or be responsible or liable to any person for any loss arising from any failure by any of them to do so. The Calculation Agent shall also not be responsible or liable to any person (other than in the case of the Calculation Agent, to the Issuer strictly in accordance with the relevant provisions of the Calculation Agency Agreement) for any determination as to whether or not an adjustment to the Conversion Price is required or should be made or for any determination or calculation of any such adjustment.

6.15Consolidated, Amalgamation, Merger, Demerger and Re-domiciliation

Without prejudice to the restrictions provided in Condition 2.3(c), in the case of:

(a)	any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation); or
(b)	a demerger where all or substantially all the assets of the Issuer are transferred to one or more other entities; or
(c)	a re-domiciliation where the Issuer is converted to another corporation form in another country than is domicile,

where such entity or entities issue equity shares to Shareholders and provided, in each case, that such equity shares benefit from a listing on a stock exchange or multilateral trading facility based in a full member country of the European Union or in the United Kingdom (failing which, the Bondholders shall have such rights as if such failure constituted a Change of Control Conversion Right Amendment), the Issuer will forthwith give notice thereof to the Bondholders in accordance with Condition 16 (Notices) of such event and take such steps as shall be required (including the execution of an amendment or supplement to these Conditions) to ensure that each Bond then outstanding will (during the Conversion Period) be convertible into the class and amount of such shares and other Securities receivable upon such consolidation, amalgamation, merger, demerger or re-domiciliation by a holder of the number of Shares which would have become liable to be issued or transferred and delivered upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, demerger or re-domiciliation.

The above provisions of this Condition 6.15 will apply, mutatis mutandis, to any subsequent consolidations, amalgamations, mergers, demergers or re-domiciliations.

7.Redemption of Bonds

7.1Mandatory Redemption by Amortisation

(a)Scheduled Amortisation Payments

Subject to Condition 7.1(c) (Deferral and Advancement of Amortisation Payments) below, on each three-month anniversary date of the Concurrent Equity Raise Pricing Date (being 18 February, 18 May, 18 August, and 18 November of each year) (each such date, a “Scheduled Amortisation Payment Date”, with the first Scheduled Amortisation Payment Date falling on 18 February 2026 and the final Scheduled Amortisation Payment Date falling on the Original Final Maturity Date, and each such date as may become subject to deferral or advancement as provided in Condition 7.1(c) (Deferral and Advancement of Amortisation Payments), an “Amortisation Payment Date”), each Bond outstanding (except for any Bond in respect of which Conversion Rights have been exercised prior to the relevant Amortisation Payment Date) will be redeemed in instalments of €8,500 per Bond (or, in the case of the instalment scheduled to be redeemed on the Original Final

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Maturity Date, €6,500) (each an “Amortised Payment Amount”), together with any interest accrued and unpaid thereon as provided in Condition 5.

Upon each redemption or conversion of an Amortised Payment Amount (including, for the avoidance of doubt, any Advanced Amortised Payment Amount) on an Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), the principal amount of each Bond shall be reduced accordingly on such Amortisation Payment Date.

(b)Principal Share Settlement Option Notice

In respect of the Amortised Payment Amount (including, for the avoidance of doubt, the Advanced Amortised Payment Amount) due on each Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), such amount shall be paid in cash at the Cash Amortisation Price in respect of such Amortised Payment Amount unless, subject to Condition 9.9(d) (Annulment of Share Settlement Option), the Issuer elects (in its sole discretion) to exercise the Share Settlement Option pursuant to and in accordance with Condition 9.9 in respect of all but not some only of the Bonds by giving notice thereof (a “Principal Share Settlement Option Notice”) (which notice shall be irrevocable) to Bondholders in accordance with Condition 16 (Notices) by no later than 5:00 p.m. New York time on the second Qualifying Business Day prior to such Amortisation Payment Date (or, in the case of any Advanced Amortised Payment Amount due on an Advanced Amortisation Payment Date, by no later than 5:00 p.m. New York time on the second Qualifying Business Day prior to such Advanced Amortisation Payment Date). Shares to be issued or transferred and delivered on exercise of the Share Settlement Option shall be delivered to the relevant Bondholder(s) in freely tradeable form under applicable securities laws and will not bear legends noting restrictions as to resale of such securities under US federal or state securities laws nor be subject to stop transfer instructions.

For the avoidance of doubt, in the event that the Issuer does not deliver a Principal Share Settlement Option Notice on or prior to the dates specified in the preceding paragraph in respect of all Amortised Payment Amount(s) (including, for the avoidance of doubt, any Advanced Amortised Payment Amount) due on the relevant Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date) and in accordance with Condition 16 (Notices), each Bondholder may, in its sole discretion, and at any time up to (and including) the Qualifying Business Day immediately preceding the relevant Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), exercise its Bond Conversion Rights in respect of the whole of a Bond or its Amortisation Conversion Rights in respect of any Upcoming Amortised Payment Amount(s). Any such exercise of Conversion Rights, and the subsequent issue or transfer and delivery of Shares by the Issuer, shall be subject to and completed in accordance with Condition 6 (Conversion of Bonds).

(c)Deferral and Advancement of Amortisation Payments

(i)

Subject to paragraph (iii) below, the Majority Bondholders may, on one or more occasions, by giving notice thereof to the Issuer (in or substantially in the form set out in Schedule 7 (Form of Amortised Payment Advancement Notice and Deferral Notice) of the Bond Instrument) in accordance with Condition 16 (Notices) at least one Brussels business day prior to a Scheduled Amortisation Payment Date, exercise their right to defer any one or more Amortised Payment Amounts (other

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

than any Advanced Amortised Payment Amount) that would be payable on such Scheduled Amortisation Payment Date in respect of all or some only of the Bonds outstanding at such time so that such amounts shall not be payable on such Scheduled Amortisation Payment Date and instead shall become payable on any subsequent Scheduled Amortisation Payment Date as specified in such notice (an “Amortised Payment Deferral”, and any such Amortised Payment Amount so deferred being a “Deferred Amortised Payment Amount”) (subject always to the rights of the Majority Bondholders under paragraph (ii) below, to subsequently make an Amortised Payment Advancement in respect of such Deferred Amortised Payment Amount), provided that in relation to any Amortised Payment Deferral:

(A)

for the purposes of the calculation of the relevant number of Deliverable Shares (if any) which shall be issued or transferred and delivered to the Bondholders in respect of a Share Settlement in accordance with Condition 5.1(b) (Interest Share Settlement Option Notice) and/or 7.1(b) (Principal Share Settlement Option Notice), if there shall have occurred an event or circumstance requiring an adjustment to the Conversion Price in accordance with Condition 6 (other than Condition 6.4 (Conversion Price Reset)) after the relevant SSO Reference Date and if (if the Calculation Agent determines that it is able to make such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser determines that an adjustment is required to be made to the Relevant Share Settlement Price to give the intended result pursuant to Condition 9.9 (Share Settlement Option), such adjustment shall be made as determined by the Calculation Agent or, as the case may be, such Independent Adviser; and

(B)

for the avoidance of doubt, interest on any such Deferred Amortised Payment Amount shall accrue to (but excluding) the relevant Scheduled Amortised Payment Date (and be payable on each Interest Payment Date) in accordance with Condition 5.1(a) (Interest Rate).

(ii)

The Majority Bondholders may, at any time during each Regular Amortisation Period, by giving notice to the Issuer in accordance with Condition 16 (Notices) (each such notice being in or substantially in the form set out in Schedule 7 (Form of Amortised Payment Advancement Notice and Deferral Notice) of the Bond Instrument, an “Amortised Payment Advancement Notice”), exercise their right to bring forward (at the Majority Bondholders’ discretion) up to two payments of the Amortised Payment Amount (or, if more than one Amortised Payment Amount is due on any Advanceable Amortisation Date in respect of such Amortised Payment Advancement Notice, up to two such Amortised Payment Amounts (at the Majority Bondholders’ discretion)) in respect of all or some only of the Bonds outstanding at such time as would otherwise be scheduled (as at the date on which the Amortised Payment Advancement Notice is given (or deemed to be given pursuant to sub-paragraph (B) below)) to be paid in respect of such Bond(s) (for the avoidance of doubt, which Amortised Payment Amount may include any Amortised Payment Amount which has been subject to an Amortised Payment Deferral) either (x) on the Final Maturity Date or (y) on each of the Final Maturity Date and the immediately preceding Amortisation Payment Date (each, an “Advanceable Amortisation Date” in respect of such Amortised Payment Advancement Notice) (with the first such Amortised Payment Advancement (if any) in respect of any Bond being therefore in respect of the Amortised Payment

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Amount(s) which would otherwise be due either on the Original Final Maturity Date or on each of the Original Final Maturity Date and the Scheduled Amortisation Payment Date immediately preceding the Original Final Maturity Date) (any such Amortised Payment Amount so brought forward, an “Advanced Amortised Payment Amount”) in which case such payments shall become payable on the date specified in such notice (the Amortisation Payment Date in respect of such Advanced Amortised Payment Amount(s), an “Advanced Amortisation Payment Date”, which shall not be earlier than the third Brussels business day following the date on which the relevant Amortised Payment Advancement Notice is given (or deemed to be given pursuant to sub-paragraph (B) below)) (an “Amortised Payment Advancement”), and further provided that in relation to any Amortised Payment Advancement:

(A)

for the purposes of the calculation of the relevant number of Deliverable Shares (if any) which shall be issued or transferred and delivered to the Bondholders following any exercise of the Share Settlement Option in accordance with Condition 5.1(b) (Interest Share Settlement Option Notice) and/or 7.1(b) (Principal Share Settlement Option Notice), if there shall have occurred an event or circumstance requiring an adjustment to the Conversion Price in accordance with Condition 6 (other than Condition 6.4 (Conversion Price Reset) after the relevant SSO Reference Date and if (if the Calculation Agent determines that it is able to make such determination in its capacity as Calculation Agent) the Calculation Agent or (in any other case) an Independent Adviser determines that an adjustment is required to be made to the Relevant Share Settlement Price to give the intended result pursuant to Condition 9.9 (Share Settlement Option), such adjustment shall be made as determined by the Calculation Agent or, as the case may be, such Independent Adviser;

(B)

if the delivery of the relevant Amortised Payment Advancement Notice is made after 1:00 p.m. Brussels time or on a day which is not a Qualifying Business Day, such Amortised Payment Advancement Notice shall be deemed for all purposes of these Conditions to have been given on the next following Qualifying Business Day (and, for the avoidance of doubt, the relevant Advanced Amortised Payment Date shall not be earlier than the second Brussels business day following the date on which such Amortised Payment Advancement Notice is deemed to have been given);

(C)

in respect of each Regular Amortisation Period, the option to require an Amortised Payment Advancement may be exercised (I) if each Amortised Payment Advancement Notice given (or deemed to be given pursuant to sub-paragraph (B) above) during such Regular Amortisation Period is in relation to Amortised Payment Amount(s) otherwise scheduled to be paid on only one Advanceable Amortisation Date, then no more than twice during such Regular Amortisation Period, or (II) if the relevant Amortised Payment Advancement Notice given (or deemed to be given pursuant to sub-paragraph (B) above) during such Regular Amortisation Period is in relation to Amortised Payment Amount(s) otherwise scheduled to be paid on two Advanceable Amortisation Dates, then only once during such Regular Amortisation Period;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(D)

any Amortised Payment Advancement in respect of any Amortised Payment Amount that has previously been subject to an Amortised Payment Deferral shall not be counted for the purposes of the limitations set out in paragraph (C) above;

(E)

amongst other things, each Amortised Payment Advancement Notice shall specify whether the Majority Bondholders elect for the Shares to be issued or transferred and delivered upon exercise (if any) of the Share Settlement Option in respect of the relevant Advanced Amortised Payment Amount and/or interest accrued and unpaid thereon to be either US Shares, Belgian Shares or a combination thereof; and

(F)

for the avoidance of doubt, interest accrued and unpaid on any such Advanced Amortised Payment Amount shall be the interest accrued and unpaid thereon to (but excluding) the relevant Advanced Amortisation Payment Date and, for the avoidance of doubt, any such interest amount shall be payable on such Advanced Amortisation Payment Date.

(iii)	Nothing in this Condition 7.1(c) shall affect the rights of the Bondholders to exercise Conversion Rights in respect of any Bonds.

(d)No Other Early Redemption

Unless previously redeemed or converted as herein provided, the Bonds will be redeemed at their remaining principal amount on the Final Maturity Date. The Bonds may only be redeemed earlier than as contemplated in this Condition 7.1 if at the option of the Bondholders in accordance with Condition 7.2 (Redemption at the Option of Bondholders (Relevant Event)).

7.2Redemption at the Option of Bondholders (Relevant Event)

Following the occurrence of a Relevant Event, each Bondholder will have the right to require the Issuer to redeem, in cash (but without prejudice to the rights of Bondholders to require the Issuer to issue or transfer and deliver Shares as provided below), such Bond on the Relevant Event Put Date at the relevant Early Redemption Amount. To exercise such right, the holder of the relevant Bond must give notice thereof to the Issuer in accordance with Condition 16 (Notices) and deliver the relevant Bond Certificate to the Issuer at any time during the Relevant Event Period.

The “Relevant Event Put Date” shall be the second Brussels business day after the expiry of the Relevant Event Period.

Subject to the final paragraph below, payment in respect of any such Bond shall be made in accordance with Condition 8 (Taxation).

Any notice given by a Bondholder to exercise its put right pursuant to this Condition 7.2, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of such notices delivered as aforesaid on the Relevant Event Put Date.

Any such notice may, in the sole discretion of the relevant Bondholder, specify that such Bondholder elects to receive Belgian Shares, US Shares or a combination thereof in lieu of being paid in cash the relevant Early Redemption Amount, in which case the Issuer shall issue or transfer and deliver Shares as if the Share Settlement Option had been exercised in respect of such amounts

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

due and on the basis that Condition 9.9 (Share Settlement) applied, mutatis mutandis, assuming for this purpose that:

(a)	the SSO Reference Date is the relevant Put SSO Reference Date,
(b)	the Amortised Payment Amount in respect of which the Share Settlement Option is exercised is such Early Redemption Amount,
(c)	the interest amount (if any) in respect of which the Share Settlement Option is exercised is the accrued and unpaid interest (if any) up to (but excluding) the Relevant Event Put Date,
(d)

the Scheduled SSO Delivery Date is (in the case of Belgian Shares) the second Brussels business day or (in the case of US Shares) the second New York business day, in each case following the first Brussels business day on which such Early Redemption Amount is capable of being determined in accordance with these Conditions;

(e)	paragraphs (iii), (iv), (v) and (vi) of the definition of Share Settlement Liquidity Event shall not apply.

This Condition 7.2 will only become effective if and when the Change of Control Resolutions are approved and filed with the clerk’s office of the competent Enterprise Court in accordance with the provisions of the Belgian Companies and Associations Code.

7.3Redemption if the Change of Control Resolutions are not passed

If the Change of Control Resolutions are not, on or before the Longstop Date (a) adopted at a general meeting of the Shareholders of the Issuer, and (b) filed with the clerk’s office at the competent Enterprise Court in accordance with the provisions of the Belgian Companies and Associations Code, each Bondholder will have the right to require the Issuer to redeem in cash (but without prejudice to the rights of Bondholders to require the Issuer to issue or transfer and deliver Shares as provided below) each Bond, on the date falling 30 days after the Longstop Date at the Early Redemption Amount. The Issuer shall notify each Bondholder in accordance with Condition 16 (Notices) promptly upon becoming aware that it has not satisfied the requirements set out in (a) or (b) above.

Each Bondholder may, in its sole discretion, notify the Issuer in writing that such Bondholder elects to receive Belgian Shares, US Shares or a combination thereof in lieu of being paid in cash the relevant Early Redemption Amount, in which case the Issuer shall issue or transfer and deliver Shares as if the Share Settlement Option had been exercised in respect of such amounts due and on the basis that Condition 9.9 (Share Settlement) applied, mutatis mutandis, assuming for this purpose that:

(a)	the SSO Reference Date is the relevant Put SSO Reference Date,
(b)	the Amortised Payment Amount in respect of which the Share Settlement Option is exercised is such Early Redemption Amount,
(c)	the interest amount (if any) in respect of which the Share Settlement Option is exercised is the accrued and unpaid interest (if any) up to (but excluding) the Relevant Event Put Date,
(d)

the Scheduled SSO Delivery Date is (in the case of Belgian Shares) the second Brussels business day or (in the case of US Shares) the second New York business day, in each case following the first Brussels business day on which such Early Redemption Amount is capable of being determined in accordance with these Conditions;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(e)	paragraphs (iii), (iv), (v) and (vi) of the definition of Share Settlement Liquidity Event shall not apply.

7.4No Other Redemption

The Issuer shall not be entitled to redeem or purchase the Bonds otherwise than as provided in this Condition 7 (Redemption of Bonds).

7.5Cancellation

All Bonds which are redeemed or in respect of which Bond Conversion Rights are exercised will be cancelled and may not be reissued or re-sold.

8.Taxation

All payments in respect of the Bonds (including, for the avoidance of doubt, any Cash Alternative Amount as well as the attribution of interest in connection with the Share Settlement Option) will be made free and clear of, and be made without deduction or withholding for, or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by, or on behalf of, any tax jurisdiction applicable to the Issuer (including Belgium) or any political subdivision or any authority thereof or therein having power to tax (or any other jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction it may be generally subject) (each a “Tax Jurisdiction”), unless deduction or withholding of such taxes, duties, assessments or governmental charges is required to be made by law (a “Tax Withholding”). In that event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of such amounts as would have been received by them if no such Tax Withholding been required, except that no such additional amount shall be payable in relation to any payment in respect of any Bond:

(a)

to a Bondholder (or to a third party on behalf of a Bondholder) who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of that Bondholder having some connection with a Tax Jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond; or

(b)

where the Bondholder would have been able lawfully to avoid (but has not so avoided) such withholding or deduction by complying with any statutory requirement or by making a declaration of non-residence or any other claim for exemption to any tax authority, in each case following a reasonable request by the Issuer, or by providing the Issuer with a duly completed and signed Tax Status Certificate as provided in Schedule 9 of the Bond Instrument (Form of Tax Status Certificate), in each case following a written request by the Issuer at least 15 days before each Interest Payment Date.

Notwithstanding any other provision of these Conditions, any amounts to be paid on the Bonds by or on behalf of the Issuer will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any other person will be required to pay any additional amounts or otherwise indemnify a Bondholder in respect of FATCA Withholding.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.Payments

9.1Principal and Interest

Payment of principal and interest in respect of the Bonds pursuant to these Conditions (and delivery in lieu thereof of any Shares pursuant to any exercise of the Share Settlement Option, as applicable) will be made to, or to the order of, and in accordance with the Payment Details provided by, the persons shown in the Register (as defined in the Bond Instrument) at the close of business on the Record Date.

9.2Other Amounts

Payments of all amounts other than as provided in Condition 9.1 (Principal and interest) will be made as provided in these Conditions.

9.3Record Date

For the purposes of these Conditions, “Record Date” means the Brussels business day before the due date for the relevant payment of principal or interest (disregarding for this purpose any exercise of the Share Settlement Option or Conversion Rights in respect thereof).

9.4Payments

(a)

Each cash payment in respect of Bonds pursuant to Conditions 9.1 (Principal and interest) and 9.2 (Other amounts) will, with respect to each relevant Bondholder, be made by transfer to a bank account in accordance with the relevant Payment Details.

(b)

The Issuer shall initiate, or shall procure the initiation of, cash payment instructions for value as of the due date, or, if the due date is not a Brussels business day, for value the next succeeding Brussels business day.

9.5Delay in Payment

(a)	Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the cash amount due to be paid or, as the case may be, the Shares due to be delivered:
(i)	as a result of the due date not being a business day in Brussels or in the city in which the recipient account is based; or
(ii)	as a result of the relevant Bondholder failing to provide fulsome and correct Payment Details.
(b)	If any date for payment in respect of any Bond is not a Brussels business day, each Bondholder shall not be entitled to payment until the next following Brussels business day.

9.6Calculation Agent

The Issuer reserves the right, subject to the prior approval of the Majority Bondholders after being given not less than 20 London business days’ notice under the Calculation Agency Agreement at any time to vary or terminate the appointment of the Calculation Agent and appoint another Calculation Agent, provided that they will maintain a Calculation Agent which shall be a financial

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

institution of international repute or an independent financial adviser with appropriate expertise. The Issuer shall promptly notify the Bondholders of any such proposal of a variation, termination or appointment.

9.7No Charges

Neither the Issuer nor any person or agent acting on its behalf shall make or impose on a Bondholder any charge or commission in relation to any payment, transfer or conversion in respect of the Bonds including any issue or delivery of Shares pursuant to the exercise of any Share Settlement Option.

9.8Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9.9Share Settlement Option

(a)Exercise of Share Settlement Option

If:

(i)	an Interest Share Settlement Option Notice is given by the Issuer in accordance with Condition 5.1(b) (Interest Share Settlement Option Notice); or
(ii)	a Principal Share Settlement Option Notice is given by the Issuer in accordance with Condition 7.1(b) (Principal Share Settlement Option Notice),

as applicable, the Issuer’s obligation to pay cash interest on each Bond on the relevant Interest Payment Date pursuant to Condition 5.1(a) (Interest Rate) or on any Advanced Amortisation Payment Date or to redeem in cash a principal amount of the Bonds in an Amortised Payment Amount on the relevant Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date) pursuant to Condition 7.1(a) (Scheduled Amortisation Payments) shall, subject to Condition 9.9(d) (Annulment of Share Settlement Option), be satisfied by the issue or transfer and delivery (and, without prejudice to any of the provisions of these Conditions, which Shares shall be paid up in full by contribution in kind by the relevant Bondholder of its receivable on the Issuer for payment of the relevant amounts due under the Bonds) against issuance to the relevant Bondholder of the relevant number of Deliverable Shares (the “Share Settlement Option” in respect of the relevant Interest Payment Date or Amortisation Payment Date, as applicable) with respect to all but not some only of the Bonds as soon as practicable and in any event not later than the applicable Scheduled SSO Delivery Date.

Notwithstanding the Issuer’s option (in its sole discretion) to exercise any Share Settlement Option pursuant to and in accordance with these Conditions, the Issuer shall be deemed to be required to exercise a Share Settlement Option in respect of any payment of interest or principal amounts under the Bonds where the Issuer is in possession of Restricted Information in relation to the Shares at the time of such payment, except if the Issuer is restricted by applicable laws or regulations from issuing or transferring and delivering Shares in accordance with these Conditions in which case it shall make any such payment in cash.

(b)Share Settlement

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Where the Share Settlement Option has been validly exercised, subject to Condition 9.9(d) (Annulment of Share Settlement Option) and without prejudice to Condition 8 (Taxation) which shall apply to Condition 9.9(b)(i) and Condition 9.9(b)(ii) below:

(i)

in lieu of the payment in cash by the Issuer in respect of interest on the relevant Interest Payment Date (other than in respect of an Advanced Amortised Payment Amount) or, as the case may be, in respect of any Amortised Payment Amount (other than an Advanced Amortised Payment Amount) on the relevant Scheduled Amortisation Payment Date, as applicable, the Issuer shall organise an increase of its capital and the Bondholders shall subscribe to such capital increase by way of contribution in kind by the Bondholders of their receivable on the Issuer for such payment of the accrued interest and/or Amortised Payment Amount against issuance of the Deliverable Shares to the Bondholders as soon as practicable and in any event not later than such Interest Payment Date or Scheduled Amortisation Payment Date, as the case may be.

For the avoidance of doubt, any Deliverable Shares issued in accordance with this Condition 9.9(b)(i) shall be fully paid-up; or

(ii)

in lieu of the payment in cash in respect of interest or, as the case may be, in respect of an Advanced Amortised Payment Amount, in each case on an Advanced Amortisation Payment Date, the Issuer shall organise an increase of its capital and the Bondholders shall subscribe to such capital increase by way of contribution in kind by the Bondholders of their receivable on the Issuer for such payment of the accrued interest and/or Advanced Amortised Payment Amount against issuance of the Deliverable Shares to the Bondholders as soon as practicable and in any event not later than:

(A)	such Advanced Amortisation Payment Date; or
(B)

(if any of the Deliverable Shares are US Shares, and in any such case in the case of such US Shares only) if later, the date falling three New York business days following the date (or, as applicable pursuant to these Conditions, deemed date) of delivery of the Amortised Payment Advancement Notice.

For the avoidance of doubt, any Deliverable Shares issued in accordance with this Condition 9.9(b)(ii) shall be fully paid-up;

(each of (i) and/or (ii), a “Share Settlement”). The applicable latest required date for delivery of the Deliverable Shares to Bondholders, as provided above, shall be the “Scheduled SSO Delivery Date” in respect thereof, provided that, (A) where proviso (i) or (ii) to the definition of “Reference Lowest Daily Market Price” applies to the Reference Lowest Daily Market Price required for the determination of the number of Deliverable Shares, the Scheduled SSO Delivery Date in respect thereof shall be the later of (1) the date determined as aforesaid and (2) the first date on which the adjusted Conversion Price referred to in proviso (i) or (ii) of such definition as aforesaid is capable of being determined in accordance with Condition 6.2 (Adjustment of Conversion Price), and (B) where the relevant Bondholder fails to give the Belgian/US Share Confirmation by the specified deadline as contemplated in Condition 9.9(e)(vi)(B), the Scheduled SSO Delivery Date shall be the later of (i) the date determined as provided above and (ii) (in the case of Belgian Shares) two Brussels business days or (in the case of US Shares) two New

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

York business days, in each case following the date on which the Belgian/US Share Confirmation is given (or, as applicable pursuant to these Conditions, deemed to be given).

Fractions of Shares will not be issued or transferred or delivered pursuant to this Condition 9.9 and no cash payment or other adjustment will be made in lieu thereof. However, to the extent that the Shares to be issued and/or transferred and delivered pursuant to this Condition 9.9 (Share Settlement Option) are to be registered in the same name, the number of Shares to be issued and/or transferred and delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds, as determined by the Calculation Agent.

Promptly following the determination of the Relevant Share Settlement Price and the number of Deliverable Shares, the Issuer shall give notice thereof to the Bondholders in accordance with Condition 16 (Notices).

(c)Certain Definitions

For the purposes of these Conditions:

“Deliverable Shares” means, in respect of any Bondholder and any interest amount payable on Interest Payment Date (or, as the case may be, Advanced Amortisation Payment Date) or principal amount of the Bonds redeemable on an Amortisation Payment Date (including, for the avoidance of doubt, any Advanced Amortisation Payment Date), in each case which would otherwise be payable in cash, such number of Shares determined by the Calculation Agent by dividing the relevant interest amount in respect of such Bonds on such Interest Payment Date (or, as the case may be, Advanced Amortisation Payment Date) or the relevant Amortised Payment Amount in respect of such Bond on such Amortisation Payment Date, as applicable, by the Relevant Share Settlement Price in respect of such Interest Payment Date or Amortisation Payment Date (as applicable), subject to Condition 7.1(c)(i)(A) (Deferral and Advancement of Amortisation Payments) and Condition 7.1(c)(ii)(A) (Deferral and Advancement of Amortisation Payments).

“Offer Period” means any period commencing on the date of first public announcement of an offer or tender (howsoever described) by any person or persons in respect of all or a majority of the issued and outstanding Shares and ending on the date that offer or tender ceases to be open for acceptance or, if earlier, on which that offer or tender lapses or terminates or is withdrawn.

“Reference Lowest Daily Market Price” means, in respect of any SSO Reference Date, such price (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) as is equal to (x) the lower of (i) the Volume Weighted Average Price of a Share (translated if necessary into EUR at the Prevailing Rate) on such SSO Reference Date and (ii) the lowest of the five Volume Weighted Average Prices of a Share (translated if necessary into EUR at the Prevailing Rate) on each of the five consecutive dealing days ending on (and including) such SSO Reference Date, or (y) if such SSO Reference Date is not a dealing day, such price as is determined pursuant to (x)(ii) above, in each case provided that:

(i)

if any such dealing day falls on or after the Applicable Adjustment Reference Date in respect of any event giving rise to an adjustment to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price) and the relevant SSO Registration Date falls on or before the Applicable Adjustment Record Date in respect of such event, then the Volume Weighted Average Price of a Share on such

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

dealing day shall be multiplied by a fraction, (x) the numerator of which is the Conversion Price in effect immediately prior to such adjustment, and (y) the denominator of which is the Conversion Price so adjusted;

(ii)

if any such dealing day falls before the Applicable Adjustment Reference Date in respect of any event giving rise to an adjustment to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price) and the relevant SSO Registration Date falls after the Applicable Adjustment Record Date in respect of such event, then the Volume Weighted Average Price on such dealing day shall be multiplied by a fraction, (x) the numerator of which is the Conversion Price so adjusted, and (y) the denominator of which is the Conversion Price in effect immediately prior to such adjustment;

(iii)	if such SSO Reference Date is the Issue Date, the Reference Lowest Daily Market Price in respect of such date shall be €4.00; and
(iv)

if any doubt shall arise as to the appropriate calculation of the Reference Lowest Daily Market Price, or if the Reference Lowest Daily Market Price cannot be determined as provided above, the Reference Lowest Daily Market Price shall be equal to such price as is determined in such other manner as an Independent Adviser shall consider to be appropriate to give the intended result.

“Relevant Share Settlement Price” means in respect of any SSO Reference Date, the lower of:

(A)

the Conversion Price in effect on the relevant Scheduled Amortisation Payment Date, or as the case may be, Interest Payment Date in relation to which the Share Settlement Option is exercised (or, if such date falls on an Advanced Amortisation Payment Date, the Conversion Price in effect on the date falling two Qualifying Business Days prior to such Advanced Amortisation Payment Date); and

(B)

the product (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of (x) 90 per cent. and (y) the Reference Lowest Daily Market Price in respect of such SSO Reference Date, as determined by the Calculation Agent.

“SSO Reference Date” means, in respect of any Share Settlement, the relevant Interest Payment Date or Amortisation Payment Date in respect of which the Share Settlement Option is exercised, provided that:

(i)

in the case of Share Settlement of any Deferred Amortised Payment Amount, (except as provided in (ii) below) the SSO Reference Date shall be the originally Scheduled Amortisation Payment Date in respect of such deferred Amortised Payment Amount; and

(ii)

in the case of Share Settlement of any Amortised Payment Amount which is subject to an Amortised Payment Advancement (including, for the avoidance of doubt, any Amortised Payment Amount which was previously subject to an Amortised Payment Deferral), the SSO Reference Date shall be whichever date determined pursuant to (A) or (B) below results in the lowest Reference Lowest Daily Market Price in respect of such date:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(A)

the Scheduled Amortisation Payment Date immediately preceding the date on which the relevant Amortised Payment Advancement Notice was given (or deemed to be given pursuant to Condition 7.1(c)(ii)(B) (Deferral and Advancement of Amortisation Payments); or

(B)

the Scheduled Amortisation Payment Date immediately preceding the date determined in accordance with (A) above (or, if there is no such Amortisation Payment Date, the SSO Reference Date shall be the Issue Date).

(d)Annulment of Share Settlement Option

If the relevant Share Settlement Option is exercised but a Share Settlement Liquidity Event occurs prior to registration of the Shares in respect of such exercise of the Share Settlement Option, then such Share Settlement shall be invalid and annulled and the relevant interest amount or Amortised Payment Amount shall be paid in cash in accordance with the relevant provisions of Condition 5.1 (Interest Rate) or Condition 7.1 (Mandatory Redemption by Amortisation), as applicable, and payment in respect thereof shall be made in accordance with Conditions 9.1 (Principal and interest) to 9.8 (Fractions). Any Amortised Payment Amounts that are subject to cash payment shall be payable at the Cash Amortisation Price in respect thereof specified in Condition 7.1(b) (Principal Share Settlement Option Notice).

Notwithstanding anything to the contrary in these Conditions, where any exercise of the Share Settlement Option is deemed to be invalid and annulled as aforesaid, the relevant interest payment and/or Amortised Payment Amount shall be made in cash:

(i)	on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Advanced Amortisation Payment Date); or
(ii)

if the relevant Share Settlement Liquidity Event first occurred on or after the Brussels business day falling immediately prior to the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Advanced Amortisation Payment Date), on the second Brussels business day following the date on which such Share Settlement Liquidity Event occurs, provided that where paragraph (ii) applies the amount of interest and/or principal payable shall be such amount(s) as would have been payable on the relevant Interest Payment Date or Scheduled Amortisation Payment Date (or, as the case may be, Advanced Amortisation Payment Date) and Bondholders will not be entitled to any interest or other payment for such delay in receiving such interest and/or principal amount(s) as a result of the relevant exercise of the Share Settlement Option being deemed to be invalid and annulled as aforesaid.

For the purposes of these Conditions:

“Daily Traded Value” means:

(i)

(for the purposes of determining any Share Average DTV) on any Qualifying Stock Exchange Day, the aggregate daily traded value (if any) of the Shares on (x) the Relevant Stock Exchange in respect thereof and (y) (if the Shares are listed and admitted to trading on any of the US Markets) such US Market(s), in each case, on such Qualifying Stock Exchange Day as published on Bloomberg page HP (or any successor Bloomberg ticker or page) in respect of the Shares and such Relevant

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Stock Exchange and (if any) US Market(s) (such pages being as at the Issue Date, for the avoidance of doubt, NYXH BB Equity HP and NYXH US Equity HP respectively) (using the setting labelled “PR093 Turnover / Traded Value”, or any successor setting), in each case translated if necessary into EUR at the Prevailing Rate on such Qualifying Stock Exchange Day, all as determined by the Calculation Agent as at the Bloomberg Screen Observation Time in respect of such Qualifying Stock Exchange Day, or, if the Daily Traded Value is not capable of being so determined, as determined by an Independent Adviser;

(ii)

(for the purposes of determining any Relevant Stock Exchange) on any day on which the relevant stock exchange or securities market on which the Shares, other Securities, Spin-Off Securities, options, warrants or other rights or assets are listed and admitted to trading is open for business (other than any day on which such trading is scheduled to close prior to its regular weekday closing time), the aggregate daily traded value (if any) of the Shares, other Securities, Spin-Off Securities, options, warrants or other rights or assets, as the case may be, on such stock exchange or securities market on such day as published on Bloomberg page HP (or any successor Bloomberg ticker or page) in respect of the Shares, other Securities, Spin-Off Securities, options, warrants or other rights or assets, as the case may be, and such stock exchange or securities market (using the setting labelled “PR093 Turnover / Traded Value”, or any successor setting), translated if necessary into EUR at the Prevailing Rate on such day, all as determined by the Calculation Agent as at the Bloomberg Screen Observation Time in respect of such day, or, if the Daily Traded Value is not capable of being so determined, as determined by an Independent Adviser.

“Minimum PMP” in effect on any date means initially €1.25, subject to adjustment with effect from (and including) any Applicable Adjustment Reference Date in respect of any event giving rise to an adjustment to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price), the Minimum PMP so adjusted being equal to the product (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of (i) the Minimum PMP in effect immediately prior to such adjustment and (ii) a fraction, (x) the numerator of which is the Conversion Price so adjusted, and (y) the denominator of which is the Conversion Price in effect immediately prior to such adjustment.

“Prevailing Market Price” means, on any date falling in a Share Settlement Liquidity Period, the arithmetic mean (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of the Volume Weighted Average Prices (translated if necessary into EUR at the Prevailing Rate) on each dealing day comprised in the period of five consecutive dealing days ending on (and including) the dealing day immediately preceding such date, provided that where (i) the Applicable Adjustment Reference Date in respect of any event giving rise to an adjustment to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price) falls on or prior to the last day of such Share Settlement Liquidity Period, and (ii) any such dealing day falls prior to such Applicable Adjustment Reference Date, the Volume Weighted Average Price of a Share on such dealing day shall be multiplied by a fraction, (x) the numerator of which is the Conversion Price so adjusted, and (y) the denominator of which is the Conversion Price in effect immediately prior to such adjustment.

“Share Average DTV” means, in respect of any Share Settlement Liquidity Period, the arithmetic mean (rounded to the nearest whole multiple of €1.00 (with €0.50 being rounded

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

upwards)) of the Daily Traded Values on each Qualifying Stock Exchange Day comprised in such Share Settlement Liquidity Period.

A “Share Settlement Liquidity Event” shall have occurred in respect of any exercise of the Share Settlement Option if one or more of the following conditions is met (and, other than in the case of paragraph (vii) below, is not waived by the Majority Bondholders in writing):

(i)

on any date falling in the relevant Share Settlement Liquidity Period, the Shares are not (1) listed and admitted to trading on the Relevant Stock Exchange as at such date, or are suspended from trading on such market (provided that trading of the Shares shall not be considered to be suspended on any day on which a general suspension of trading on such market has occurred) on such date, or (2) a participating security in Euroclear Belgium or DTC (as applicable) on such date;

(ii)	an Event of Default or Potential Event of Default shall have occurred and be continuing as at any date falling in the relevant Share Settlement Liquidity Period;
(iii)	a Share Settlement Free Float Event shall have occurred on any date falling in the relevant Share Settlement Liquidity Period;
(iv)	the Share Average DTV in respect of the relevant Share Settlement Liquidity Period is less than €350,000;
(v)

the Prevailing Market Price of a Share on any dealing day falling in the relevant Share Settlement Liquidity Period is less than the Minimum PMP in effect on the last day of such Share Settlement Liquidity Period;

(vi)	an Offer Period (as defined below) shall be continuing as at any date falling in the relevant Share Settlement Liquidity Period; or
(vii)

the Issuer is notified in writing no later than the last day of the relevant Share Settlement Liquidity Period by any Bondholder in accordance with Condition 16 (Notices) that the exercise of the relevant Share Settlement Option would result in such Bondholder acquiring (alone or in concert) more than 9.99 per cent. of the voting rights in the share capital of the Issuer.

“Share Settlement Liquidity Period” means, in respect of any exercise of the Share Settlement Option:

(i)

(for the purpose of limbs (i), (ii), (iii), (vi) and (vii) of the definition of “Share Settlement Liquidity Event”) the period from (and including) the Interest Payment Date immediately preceding the relevant SSO Reference Date (or, in the case of any interest or an Advanced Amortised Payment Amount due on an Advanced Amortisation Payment Date, the Interest Payment Date immediately preceding the relevant Advanced Amortisation Payment Date) (or, if none, from (and including) the Issue Date) to (and including) the date immediately preceding the date on which the Deliverable Shares are issued or transferred and delivered to Bondholders; and

(ii)

(for the purpose of limbs (iv) and (v) of the definition of “Share Settlement Liquidity Event”) the period from (and including) the Interest Payment Date immediately preceding the relevant SSO Reference Date (or, in the case of any interest or an Advanced Amortised Payment Amount due on an Advanced

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Amortisation Payment Date, the Interest Payment Date immediately preceding the relevant Advanced Amortisation Payment Date) (or, if none, from (and including) the Issue Date) to (and including) the second dealing day prior to the SSO Reference Date (or, in the case of any interest or an Advanced Amortised Payment Amount due on an Advanced Amortisation Payment Date, the relevant Advanced Amortisation Payment Date).

(e)Provisions relating to the Share Settlement Option

The following provisions shall apply in respect of an exercise of a Share Settlement Option:

(i)

Shares issued and/or transferred and delivered (and, without prejudice to any of the provisions of these Conditions, which Shares shall be paid up in full by setting off the Issuer’s debt to pay relevant amounts due under the Bonds) pursuant to this Condition 9.9 (Share Settlement Option) will from the date (such date (which shall apply to all Deliverable Shares (whether comprising Belgian Shares and/or US Shares)) in respect of the relevant Bondholder and interest amount and/or principal amount in respect of which the Share Settlement Option was exercised), the “SSO Registration Date”) on which such Shares are registered in a local shareholders’ register maintained or kept on behalf of the Issuer, rank pari passu with the fully paid Shares in issue on such SSO Registration Date and the person or persons specified for such purpose in the Payment Details by the relevant Bondholder shall be treated as the holder or holders thereof with effect from, and be entitled to all rights, distribution, payments and entitlements (relating to such Shares) in respect of which the record date or other due date for the establishment of entitlement in respect of the Shares for which falls on or after, such SSO Registration Date, except in any such case for any right excluded by mandatory provisions of applicable law or as otherwise may be provided in these Conditions. Such Deliverable Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to such SSO Registration Date.

(ii)

The Issuer shall pay all Specified Taxes in respect of the issue or transfer and delivery of any Deliverable Shares to the relevant Bondholder. If the Issuer fails to pay any Specified Taxes assessable or payable in respect of the issue or transfer and delivery of any Deliverable Shares (including the allotment, issue and delivery of Shares represented thereby) to the relevant Bondholder, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer, as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any interest and penalties payable and documented costs incurred in respect thereof.

(iii)

If the exercise of a Share Settlement Option results in a transfer tax being assessed on any Bondholder, the Issuer shall reimburse each affected Bondholder by issuing or transferring and delivering Shares (or, if the Issuer is unable or otherwise not permitted for reason to deliver such Shares, in cash) no longer than the second Brussels business day after the relevant Interest Payment Date or Amortisation Payment Date (including, for the avoidance of doubt, an Advanced Amortisation Payment Date) at the same Relevant Share Settlement Price that applied in respect of such payment of interest amount or Amortised Payment Amount.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(iv)

A Bondholder must pay any capital, stamp, issue and registration and transfer taxes or duties arising on the issue or transfer and delivery of the relevant Deliverable Shares, excluding any Specified Taxes or other taxes specified in paragraph (iii) above (which shall be payable by the Issuer). Such Bondholder must pay, or procure payment of, all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond or interest therein by it in connection with the exercise of such Share Settlement.

(v)

Deliverable Shares will be deemed to be issued and/or transferred and delivered as of the relevant SSO Registration Date and the Issuer shall procure that such SSO Registration Date in respect thereof shall occur no later than the Scheduled SSO Delivery Date in respect of such Deliverable Shares.

(vi)

Upon delivery by the Issuer of an Interest Share Settlement Option Notice or Principal Share Settlement Option Notice, each Bondholder shall be required to confirm whether it elects for the Deliverable Shares to be issued or transferred and delivered in relation to such Share Settlement to be either US Shares or Belgian Shares or a combination thereof (the “Belgian/US Share Confirmation” in respect of such Share Settlement and such Bondholder), provided that such Belgian/US Share Confirmation shall be so given:

(A)

(where such Principal Share Settlement Option Notice or Interest Share Settlement Option Notice is given in relation to an Advanced Amortised Payment Amount or interest accrued and unpaid thereon, as the case may be) in the relevant Amortised Payment Advancement Notice; or

(B)

(in any other case) by giving notice in writing to the Issuer in accordance with Condition 16 (Notices) (which may be by email), with a copy to the Calculation Agent, no later than the Qualifying Business Day prior to the Interest Payment Date or Scheduled Amortisation Payment Date, as the case may be, in relation to which such Interest Share Settlement Option Notice or Principal Share Settlement Option Notice, as the case may be, was given (provided that if delivery of the Belgian/US Share Confirmation is made after 1:00 p.m. Brussels time or on a day which is not a Qualifying Business Day, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following Qualifying Business Day), failing which proviso (B) to the definition of “Scheduled SSO Delivery Date” shall apply in respect of such Share Settlement.

(vii)

Deliverable Shares to be issued or transferred and delivered in relation to a Share Settlement will be issued or transferred and delivered in uncertificated form through the dematerialised securities trading system operated by Euroclear Belgium (in the case of Belgian Shares) or DTC (in the case of US Shares).

(viii)

Where Deliverable Shares are to be issued or transferred and delivered through the Euroclear Belgium or DTC, they will be delivered to the account specified by the relevant Bondholder in the Payment Details.

10.Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the holders of at least one-quarter in principal amount of the Bonds then outstanding may give notice in writing to the Issuer that the Bonds are, and upon such notice the Bonds shall accordingly immediately

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

become, without further action or formality, due and repayable in cash at (but without prejudice to the rights of Bondholders to require the Issuer to issue or transfer and deliver Shares as provided below) the Early Redemption Amount:

(a)

default in the payment when due of any interest or any other amounts (other than principal) with respect to the Bonds or, if such default is caused by a Disruption Event, on the second Brussels business day after the Disruption Event has been remedied;

(b)

default in the payment when due of the principal of the Bonds (on an Amortisation Payment Date, at final maturity, upon redemption or otherwise) or, if such default is caused by a Disruption Event, on the second Brussels business day after the Disruption Event has been remedied;

(c)	the Issuer fails to deliver Shares following any exercise of Conversion Rights or in respect of any Share Settlement Option on the date specified in these Conditions;
(d)	the Issuer does not perform or comply with any of its respective obligations under Condition 2 (Covenants), Condition 11(c) (Undertakings) or Condition 11(k) (Undertakings);
(e)

the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Bond Documents or if any event occurs or any action is taken or failed to be taken which is (or but for the provisions of any applicable law would be) a breach of any such obligation, and which default or breach is incapable of remedy or is not remedied within five Brussels business days after the earlier of (i) the date the Issuer became aware of such default or breach or (ii) notice of such default or breach shall have been received by the Issuer from any Bondholder requiring the same to be remedied;

(f)

(i)	any other present or future Financial Indebtedness of the Issuer or any of its Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period, or
(ii)

any such Financial Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity or scheduled due date by reason of an event of default or prepayment event or put option event or the like (howsoever described), or

(iii)	the Issuer or any of its Subsidiaries fails to pay when due any amount payable by it under any present or future Financial Indebtedness Guarantee,

provided that the aggregate amount of the relevant Financial Indebtedness and/or Financial Indebtedness Guarantee in respect of which one or more of the events mentioned above in this Condition 10(f) (Events of Default) have occurred equals or exceeds €3,000,000 (or its equivalent in any other currency or currencies);

(g)

one or more final, non-appealable judgments or orders or arbitration awards for the payment an amount in excess of €3,000,000 (or its equivalent in any other currency or currencies), whether individually or in aggregate, is rendered or granted against the Issuer or any of its Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date thereof or, if later, the date therein specified for payment;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(h)

a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the property, assets or revenues of the Issuer or any of its Subsidiaries with a value, individually or in the aggregate, in excess of €3,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 30 days;

(i)

any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any of its Subsidiaries, over assets with a value, individually or in the aggregate, in excess of €3,000,000 (or its equivalent in any other currency or currencies), becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, administrator, manager or other similar person) and is not discharged, stayed or stopped within 30 days;

(j)

the Issuer or any of its Subsidiaries is (or is deemed by law or a court or its auditors to be) insolvent or bankrupt or no longer a going concern or unable to pay its debts as they fall due, or stops, suspends or announces its intention to stop or suspend payment of any of its debts or, by reason of actual or anticipated financial difficulties, the Issuer or any of its Subsidiaries commences negotiations with one or more of its creditors with a view to deferring, rescheduling or otherwise readjusting generally its Financial Indebtedness for or in respect of moneys borrowed or raised, or an insolvency administrator (including a curateur/curator and a médiateur d’entreprise/ondernemingsbemiddelaar under Book XX of the Belgian Code of Economic Law), or a liquidator of the Issuer or any of its Subsidiaries is appointed (or application for any such appointment is made) other than in the context of a solvent liquidation or a moratorium is agreed or declared or comes into effect in respect of or affecting any debt of the Issuer or any of its Subsidiaries; or any court

(k)

an administrator is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any of its Subsidiaries (and such order is not discharged within 30 days), or the Issuer (itself, or taken together with its Subsidiaries) ceases or threatens to cease to carry on all or any substantial part of its business or operations (or disposes of any substantial part of its assets), except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Bondholders;

(l)

any representation or statement made or deemed to be made by the Issuer in the Subscription Agreement (or other purchase or similar agreements entered into between the Issuer and any Bondholder in connection with the Bonds) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and is not remedied within five Brussels business days of the earlier of (i) the initial subscriber named therein giving notice to the Issuer, and (ii) the Issuer becoming aware of the event or circumstance giving rise to the representation or warranty being incorrect; or

(m)

any event occurs which under the laws of Belgium or other jurisdiction of incorporation of the Issuer or its Subsidiaries has an analogous effect to any of the events referred to in paragraphs (h) to (k) (inclusive).

Upon notice being given as provided in the first paragraph of this Condition 10 and the Bonds being due and repayable at the relevant Early Redemption Amount together with any accrued and unpaid interest to (but excluding) the date of such notice, each Bondholder may, in its sole discretion, upon giving notice to the Issuer no later than five London and Brussels business days after the giving of the notice described in the first paragraph of this Condition 10, require the Issuer to issue or transfer and deliver Shares in lieu of such amounts being paid in cash, provided that the Issuer shall not be required under any circumstance to issue or transfer and deliver any Shares under this paragraph to

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

the extent that such issuance or transfer and delivery would cause or result in Shares being required to be issued or transferred and delivered in violation of the Issuer’s Articles of Association or otherwise not permitted by applicable laws or regulations. Upon the exercise of such right by a Bondholder (and subject to the foregoing), the Issuer shall issue or transfer and deliver Shares in respect of such amounts due and on the basis that Condition 9.9 (Share Settlement Option) applied, mutatis mutandis, assuming for this purpose that the Share Settlement Reference Date is the relevant Put SSO Reference Date, the Amortised Payment Amount in respect of which the Share Settlement Option is exercised is such Early Redemption Amount, the interest amount (if any) in respect of which the Share Settlement Option is exercised is the accrued and unpaid interest (if any) up to (but excluding) the date of such notice, the Scheduled SSO Delivery Date is the first date on which the Early Redemption Amount is capable of being determined in accordance with these Conditions and that the occurrence of any Share Settlement Liquidity Event is ignored and deemed to not have occurred.

Following an Event of Default and the relevant Bondholders having given notice to the Issuer that the Bonds are due and payable, references in these Conditions and the Bond Instrument to the principal amount of the Bonds shall, unless the context otherwise requires, include the Early Redemption Amount.

An Event of Default shall be deemed to be continuing if it has not been remedied or waived.

11.Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of the holders of at least 90 per cent. in principal amount of the Bonds outstanding:

(a)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves or for no consideration, other than:
(i)

by the issue of fully paid Shares or other Securities to Shareholders and other holders of shares of the Issuer which by their terms entitle the holders thereof to receive shares or other Securities on a capitalisation of profits or reserves; or

(ii)	by the issue of fully paid Shares, issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash; or
(iii)	by the issue of fully paid Shares to the Issuer itself for no consideration, to be further conveyed as treasury shares against consideration; or
(iv)

by the issue of Shares or any equity shares or other Securities to, or for the benefit of, employees or former employees, director or executive holding or formerly holding executive office (including directors holding or formerly holding executive office or non-executive office, consultants or former consultants or the personal service company of any such person) or their spouses or relatives, in each case of the Issuer or any of its Subsidiaries or any associated company or to a trustee or nominee to be held for the benefit of any such person, in any such case pursuant to an employee, contractor, director or executive share or option or incentive scheme whether for all employees, contractors, directors or executives or any one or more of them,

((i) to (iv) above each being a “Permitted Issue”), unless, in any such case, the same constitutes a Dividend or otherwise falls to be taken into account for a determination as to whether an adjustment is to be made to the Conversion Price pursuant to Condition 6.2 (Adjustment of Conversion Price), regardless of whether in fact an adjustment falls to be

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

made in respect of the relevant event (or would, but for the provisions of Condition 6.7 (Rounding Down and Notice of Adjustment to the Conversion Price) relating to roundings and minimum adjustments or the carry forward of adjustments, give rise to an adjustment to the Conversion Price);

(b)

not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity shares carrying any rights which are more favourable than the rights attaching to the Shares but so that nothing in this Condition 11(b) shall prevent:

(i)	any consolidation, reclassification, redesignation or subdivision of the Shares; or
(ii)	any modification of such rights which is not, in the opinion of an Independent Adviser, materially prejudicial to the interests of the holders of the Bonds; or
(iii)

any issue of equity shares where the issue of such equity shares results, or would, but for the provisions of Condition 6.7 (Rounding Down and Notice of Adjustment to the Conversion Price) relating to roundings and minimum adjustments or the carry forward of adjustments or Condition 6.2(l) (Modifications) or, where comprising Shares, the fact that the consideration per Share receivable therefor is at least 95 per cent. of the Current Market Price per Share at the relevant time for determination thereof pursuant to the relevant provisions of Condition 6.2 (Adjustment of Conversion Price), otherwise result, in an adjustment to the Conversion Price; or

(iv)

without prejudice to any rule of law or legislation, the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the constitutional documents of the Issuer to enable title to securities (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the constitutional documents of the Issuer made in connection with the matters described in this Condition 11(b) or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

(v)

any issue of equity shares or modification of rights attaching to the Shares, where prior thereto the Issuer shall have instructed an Independent Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Adviser shall have determined either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly); or

(vi)

any alteration to the constitutional documents of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(vii)

any amendment of the constitutional documents of the Issuer following or in connection with a Change of Control to ensure that any Bondholder exercising Conversion Rights where the Conversion Date falls on or after the occurrence of a Change of Control will receive, in whatever manner, the same consideration for the Shares arising on such exercise as it would have received in respect of any Shares had such Shares been submitted into, and accepted pursuant to, the relevant offer or tender (a “Change of Control Conversion Right Amendment”); or

(viii)	a Permitted Issue;
(c)	not issue any other class of equity shares nor any rights or options in respect thereof, in each case without the prior consent of the Majority Bondholders;
(d)

except as part of or in connection with or pursuant to any employee, contractor, director or executive share or option or incentive scheme (whether for all employees, contractors, directors or executives or any one or more of them), procure that no Securities which were originally issued (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) without rights to convert into, or exchange or subscribe for, Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at the relevant time for determination thereof pursuant to the relevant provisions of Condition 6.2 (Adjustment of Conversion Price) unless the same gives rise (or would, but for the provisions of Condition 6.7 (Rounding Down and Notice of Adjustment to the Conversion Price) relating to roundings and minimum adjustments or the carry forward of adjustments or Condition 6.2(l) (Modifications), give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights;

(e)

not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on the exercise of Conversion Rights or any Share Settlement Option, Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(f)	not reduce its total issued shares, share capital, share premium account, or any uncalled liability in respect thereof, or any non-distributable reserves, except:
(i)	pursuant to the terms of issue of the relevant shares; or
(ii)	by means of a purchase or redemption of shares of the Issuer to the extent permitted by applicable law; or
(iii)	where the reduction does not involve any distribution of assets to Shareholders; or
(iv)	to create distributable or non-distributable reserves, or (as relevant) to create additional issue premiums;
(v)

absorb accounting losses recognised by the Issuer to create a reserve to absorb foreseeable accounting losses or to create an unavailable reserve in accordance with the Belgian Companies and Associations Code; or

(vi)	by way of transfer to reserves as permitted under applicable law; or

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(vii)

where the reduction is permitted by applicable law and the Bondholders are advised by an Independent Adviser, acting as an expert, that in its opinion the interests of the Bondholders will not be materially prejudiced by such reduction; or

(viii)

where the reduction is permitted by applicable law and results (or, in the case of a reduction in connection with a Change of Control, will result) in (or would, but for the provisions of Condition 6.7 (Rounding Down and Notice of Adjustment to the Conversion Price) relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is (or, in the case of a reduction in connection with a Change of Control, will be) otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Shares and any depositary or other receipts or certificates representing Shares without the consent of Bondholders;

(g)

if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all)) Shareholders other than the offeror and/or any parties acting in concert with the offeror (as defined in Article 3, paragraph 1, 5° of the Belgian law of 1 April 2007 on public takeover bids or any modification or re-enactment thereof) to acquire the whole or any part of the issued Shares, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Bondholders in accordance with Condition 16 (Notices) at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the Issuer and, where such an offer or scheme has been recommended by the board of directors of the Issuer, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to Bondholders and to the holders of any Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights pursuant to these Conditions (which like offer or scheme to Bondholders shall entitle Bondholders to receive the same type and amount of consideration they would have received had they held the number of Shares to which such Bondholders would be entitled assuming Bondholders were to exercise their Conversion Rights in a Relevant Event Period), provided that, for the avoidance of doubt, this undertaking of the Issuer shall not restrict or prevent the Issuer or its board of directors from co-operating in relation to, or recommending to its shareholders the acceptance of, such a takeover bid in circumstances where (despite the Issuer using all reasonable endeavours as set out above) the bidder does not extend to the Bondholders (or any of them) an offer or proposal as set out above;

(h)

use its best efforts to ensure that the Shares issued and/or transferred and delivered upon exercise of Conversion Rights (if any) will, as soon as is practicable, be listed and admitted to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as is reasonably practicable, on any other stock exchange or securities market on which the Shares may then be listed or quoted or dealt in (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons Controlling the Issuer as a result of the Change of Control) a de-listing of the Shares);

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)

use its best efforts to ensure, at its own cost, that its issued and outstanding Shares are admitted to listing on a regulated, regularly operating, recognised stock exchange, multilateral trading facility or securities market (but so that this undertaking shall be considered as not being breached as a result of a Change of Control (whether or not recommended or approved by the board of directors of the Issuer) that causes or gives rise to, whether following the operation of any applicable compulsory acquisition provision or otherwise, (including at the request of the person or persons Controlling the Issuer as a result of the Change of Control) a de-listing of the Shares);

(j)	procure that it shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than Belgium or within Belgium) unless:
(i)

it would not thereafter be required pursuant to then current laws and regulations to make any greater withholding or deduction for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any applicable sub-division thereof or therein having power to tax; and

(ii)	holders of the Bonds (whether upon transfer of Bonds or otherwise) would not thereafter be required to pay any additional stamp, issue, transfer, documentary or other similar taxes and duties,

in each case in respect of any payment on or in respect of the Bonds or the Bond Documents, or the transfer of any Bonds, (as applicable) than would be the case were the Issuer to remain domiciled and resident solely within Belgium;

(k)	at all times:
(i)

maintain and ensure sufficient approvals and authorisations to enable the issue of Shares as required pursuant to these Conditions (and ignoring, for the purposes of this Condition 11(k) (Undertakings), the provisions of Condition 12 (Regulatory Share Cap)) upon the exercise of Conversion Rights and any Share Settlement Option in respect of the Bonds (including Further Bonds) which, for the avoidance of doubt, shall include the satisfaction of any requirements on the Issuer to publish a prospectus or other offer document in accordance with Regulation (EU) 2017/1129 and/or the rules of any Relevant Stock Exchange; and

(ii)

keep available for issue, free from pre-emptive or other preferential rights out of its authorised but unissued Shares to enable the issue of Shares as required pursuant to these Conditions (and ignoring, for the purposes of this Condition 11(k), the provisions of Condition 12 (Regulatory Share Cap)) upon the exercise of Conversion Rights and any Share Settlement Option in respect of all the Bonds (including any Further Bonds) then outstanding and all other rights of subscription and exchange for Shares, to be satisfied in full.

(l)

with respect to any calculation, determination, verification or adjustment performed by the Calculation Agent or an Independent Adviser at the instruction of the Issuer, promptly notify or procure that the Issuer promptly notifies the Bondholders thereof including all relevant details of such calculation, determination or verification and, upon request from any Bondholder, confirm to the Bondholders (and with notice to the Calculation Agent) the Conversion Price then in effect and details of any relevant prior calculations, determinations, verifications or adjustments as such Bondholder may require;

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(m)	promptly upon:
(i)

the Issuer becoming aware that a Free Float Event may have occurred (or would be likely to have occurred, if an Independent Adviser had been requested to make such determination), acting reasonably, based on publicly available information; or

(ii)	a request being made by the Majority Bondholders (acting reasonably),

the Issuer shall instruct an Independent Adviser to make a determination as to the number of Shares comprising the Free Float;

(n)

unless to do so shall be in breach of applicable law, promptly notify each Bondholder in accordance with Condition 16 (Notices) of the occurrence of any Share Settlement Liquidity Event, any Potential Event of Default or any Event of Default;

(o)

so far as permitted by applicable law and any applicable contractual obligations of confidentiality, at any time upon request from holders of least one-tenth in principal amount of the Bonds then outstanding, as soon as practicable furnish to each Bondholder such information or materials as may be relevant to the operation of any of the provisions in the Bond Documents, including but not limited to any potential Relevant Event or Share Settlement Liquidity Event and the relevant supporting calculations, evidence of the Issuer’s due and punctual performance of its obligations under the Bonds and the Bond Documents, provided that the Issuer shall not (without first entering into a separate confidentiality agreement with the relevant Bondholders) furnish any such information to the relevant Bondholders if it is reasonably expected to constitute Restricted Information; and

(p)

(i)	use its best efforts to ensure that the Change of Control Resolutions are presented to the Shareholders of the Issuer in a general meeting of Shareholders before the Longstop Date; and
(ii)

promptly after such approval by the general meeting of Shareholders and before the Longstop Date, file a copy of such Change of Control Resolutions with the clerk’s office of the competent Enterprise Court in accordance with the provisions of the Belgian Companies and Associations Code.

12.Regulatory Share Cap

Notwithstanding anything herein to the contrary, the Issuer shall not be obligated to settle any obligation under these Conditions in Shares (including any Share Settlement of interest or principal including by way of the Issuer treating an issue of Shares as a conversion of the relevant amounts due under the Bonds into Shares) if and to the extent such settlement in Shares would cause the issue, conversion or delivery of more Shares than permitted by applicable Belgian law, in which case the Issuer shall instead settle such obligations in cash as if it had made a Cash Alternative Election (and such Shares which are not issued owing to the foregoing are deemed to be Cash Settled Shares, and the date by which such Shares would otherwise have been required to be delivered deemed to be the Conversion Date for the purpose of calculating the Cash Alternative Amount) pursuant to Condition 6.10 (Cash Alternative Election) in respect thereof.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

13.Prescription

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal or any other amount (other than interest)) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment.

Claims in respect of any other obligation in respect of the Bonds, including delivery of Shares, shall be prescribed and become void unless made within three years following the due date for performance of the relevant obligations.

14.Replacement of Bond Certificates

If any Bond Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced by the Issuer subject to and in accordance with Clause 4.6 (Replacement of Bond Certificates) of the Bond Instrument.

15.Amendment and Waiver

15.1Amendment

Subject to Condition 15.2 (Reserved Matters), the Bonds and the Bond Documents may be amended, or waivers or consents given in respect thereof, with the agreement of the Issuer and the Majority Bondholders and (without prejudice to the terms of the Calculation Agency Agreement) any such amendment, waiver or consent will be binding on all Bondholders and shall be notified by the Issuer to Bondholders as soon as practicable.

15.2Reserved Matters

The Issuer shall not agree to make any amendment, and no waiver or consent shall be effective, in respect of any Bondholder Reserved Matter, without the consent of the holders of at least 75 per cent. in principal amount of the Bonds outstanding.

15.3Voting Evidence

In relation to any consent to be provided by Bondholders in accordance with the Bonds or the relevant Bond Documents, the Issuer shall provide or procure the provision of evidence satisfactory to each Bondholder (in each case acting reasonably) that specifies:

(a)	the principal amount outstanding held by each Bondholder that delivered an instruction to consent, abstain or dissent to any proposal; and
(b)

the principal amount outstanding of Bonds held by or on behalf of the Issuer or any of its Subsidiaries or any of their respective affiliates (as referred to in the definition of “outstanding” in Condition 3 (Definitions)).

16.Notices

All notices required to be given to the Issuer or any Bondholder pursuant to these Conditions will (unless otherwise provided in these Conditions) be given:

(a)	in the case of the initial Bondholder, in accordance with the terms of the Subscription Agreement; and
(b)	in the case of any New Holder (as defined in the Bond Instrument), in writing by letter or email to the address specified in each duly executed and completed form of transfer,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

or, in each case, to such other contact details as any Bondholder may subsequently provide in writing to the Issuer from time to time in accordance with the Bond Instrument.

Any notice given under these Conditions shall take effect, in the case of a letter, at the time of delivery, or in the case of email transmission, at the time of despatch (unless a delivery failure notification is received by the sender within 12 hours of sending such communication, in which case such notice shall be deemed not to have taken effect). If, only in respect of matters where Brussels business days are specified, such delivery or despatch is made after 5:00 p.m. (Brussels time) or on a day which is not a Brussels business day, such delivery shall be deemed to have been made on the next following Brussels business day, as applicable.

If any notice required to be given pursuant to these Conditions would otherwise contain any Restricted Information then the Issuer shall simultaneously with such notice make a public announcement containing all such Restricted Information such that the notice to the Bondholders shall not contain any Restricted Information, unless otherwise approved in writing by the Majority Bondholders, or the Issuer has delayed the disclosure of Restricted Information pursuant to Regulation 596/2014/EU, in which case the Issuer shall inform the Bondholders of the nature of such Restricted Information prior to providing the relevant notice and confirm in writing whether each Bondholder is willing to receive such Restricted Information and comply with applicable laws and regulations stipulating the receipt and restrictions related thereto.

The Issuer shall send a copy of all notices given by it to Bondholders (or a Bondholder) pursuant to these Conditions promptly to the Calculation Agent.

17.Beneficial Ownership of Shares

(a)

If, at any time, the Issuer shall become a Reporting Company in the United States then, notwithstanding any other provision of these Conditions or the Bond Documents, each Bondholder, together with its other Attribution Parties, shall not at any time own or acquire the beneficial ownership of more than 9.99 per cent. of the issued and outstanding Shares in the Issuer (the “Maximum Percentage”).

(b)

For the purposes of paragraph (a) above, the aggregate number of Shares beneficially owned by a Bondholder and its other Attribution Parties shall include the number of Shares held by such Bondholder and all other Attribution Parties, plus the number of Shares issuable upon the exercise of Conversion Rights or Share Settlement Option in respect of any Bond, in each case with respect to which the determination of such provision is being made, but shall exclude Shares which would be issuable upon:

(i)

conversion of the remaining, non-converted portion of any Bond beneficially owned by the initial Bondholder or any of the other Attribution Parties, as the case may be, including any Share Settlement Option under the Bonds; and

(ii)

the exercise or conversion of the unexercised or non-converted portion of any other Securities (as defined in the Conditions) of the Issuer that are beneficially owned by a Bondholder or any other Attribution Party, subject to a limitation on conversion or exercise analogous to the limitation contained in paragraph (a) above.

(c)

For the purposes of paragraph (a) above, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For the purposes of determining the number of outstanding Shares a Bondholder may acquire upon the conversion of any Bond or following any exercise of any Share Settlement Option under the Bonds without

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

exceeding the Maximum Percentage, such Bondholder may rely on the number of outstanding Shares as reflected in (i) the Issuer’s most recent Annual Report on Form 20-F, Report on Form 6-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Issuer or (iii) any other written notice by the Issuer setting forth the number of Shares outstanding (in either case, the “Reported Outstanding Share Number”).

(d)

If the Issuer receives a Conversion Notice from a Bondholder at a time when the actual number of outstanding Shares is less than the Reported Outstanding Share Number, the Issuer shall notify such Bondholder in writing of the number of Shares then outstanding and, to the extent that such exercise of Conversion Rights would otherwise cause that Bondholder’s beneficial ownership, as determined pursuant to this Condition, to exceed the Maximum Percentage, the relevant Bondholder must notify the Issuer of a reduced number of Shares to be purchased pursuant to such exercise of Conversion Rights.

(e)

The Issuer shall promptly on demand by any Bondholder (and in any event by no later than one Brussels business day after demand) confirm in writing to such Bondholder the relevant number of Shares outstanding at such date. The number of outstanding Shares shall be determined after giving effect to the conversion or exercise of Securities of the Issuer, including any Bond and any Share Settlement Option, by the relevant Bondholder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance or transfer and delivery of Shares to a Bondholder upon conversion of any Bond or exercise of any Share Settlement Option results in that Bondholder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Shares (as determined under Section 13(d) of the Exchange Act), the number of Shares so issued or delivered by which that Bondholder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Bondholder shall not have the power to vote or to transfer the Excess Shares.

(f)

The Shares issuable pursuant to the terms of any Bond in excess of the Maximum Percentage shall not be deemed to be beneficially owned by a Bondholder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert any Bond shall have any effect on the applicability of the provisions of this Condition 17 with respect to any subsequent determination of convertibility. The provisions of this Condition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Condition 17 to the extent necessary to correct this Condition 17 (or any portion of this Condition 17) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Condition 17 or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(g)	The limitation contained in this Condition 17 may not be waived.

18.Further Issues

The Issuer may not create and issue Further Bonds except with the prior written approval of the Majority Bondholders. Any Further Bonds shall be constituted by a deed supplemental to the Bond Instrument.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

19.Contracts (Rights of Third Parties) Act 1999

Other than the Bondholders, no person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999, or, with respect to provisions governed by Belgian law under Condition 20 (Governing Law), under any similar applicable Belgian law (including, without limitation, under Article 5.107 of the Belgian Civil Code) and no such right shall be inferred or implied from the Conditions either.

20.Governing Law

These Conditions, the Bond Instrument and the Bonds and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law, except that the provisions relating to ranking, status and subordination in Condition 1.3 (Status) and Condition 1.4 (Subordination) and the rights and obligations of the Issuer and the Bondholders in respect thereof, and any non-contractual obligations arising out of or in connection with them, shall be governed by and construed in accordance with the laws of Belgium.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 3

Form of Register

Nyxoah SA

€22,500,000 AMORTISING SENIOR UNSECURED CONVERTIBLE BONDS DUE 2028

Name:	[●]
Contact Details:	[Insert Address] [Attention] [Email]
Initial Principal Amount:	€[●]
DATE	CERT NUMBER	ACQUISITIONS	DISPOSALS	REDEMPTIONS / AMORTISING PRINCIPAL PAYMENTS / CANCELLATIONS	CONVERSIONS / CONVERSION PRICE / SHARE SETTLEMENTS	DEFERRALS / ADVANCEMENTS	BALANCE
[●]	[●] [Insert details of replacement Bond Certificates, if any]	€[●] from [insert name of transferor and details of transaction]	€[●] from [insert name of transferee and details of transaction]	€[●] [Specify details of all amortising payments of principal under the Bonds and all redemptions or cancellations of Bonds]	€[●] [Specify details of all conversions of Bonds under the Conversion Right or upon exercise of any Share Settlement Option (as defined in the Conditions) of payments thereunder]	€[●] [Specify details of any deferrals or advancements of Amortised Payment Amounts (as defined in the Conditions)]	€[●]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 4

Regulations Concerning Transfers and Registration of the Bonds

1.	The Issuer shall maintain or procure the maintenance of a Register in respect of the Bonds and enter in it or procure the entrance into it of:
(a)	the initial principal amount of the Bonds, all amortising payments of principal, and the remaining principal amount of the Bonds at any time;
(b)	the date of issue of the Bonds;
(c)	all subsequent transfers and changes of ownership of Bonds;
(d)	the names, contact and book-entry account details of the holders of the Bonds;
(e)	the Conversion Price (as defined in the Conditions) in effect at any time;
(f)	details of all conversions of Bonds;
(g)	details of all redemptions and cancellations of Bonds or replacements of Bond Certificates; and
(h)

in respect of each Bond, details of the exercise of any Share Settlement Option (as defined in the Conditions) or any deferrals or advancements or of Amortised Payment Amounts (as defined in the Conditions) and the consequential payment dates in respect thereof.

2.

The Issuer shall maintain or procure the maintenance of the Register and update it, or procure that it is updated, on a regular basis to reflect any changes to the information specified in paragraph 1 above and any changes in holdings or ownership.

3.

Subject to Clause 4.4 (Closed Periods) and 6.2 (Permitted Transfers), Bonds may be transferred by execution of the relevant Form of Transfer under the hand of the transferor and the transferee or, where the transferor or transferee is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where and to the extent that any duty or tax is required to be paid before the effect of a transfer may lawfully be registered in the Register, the Issuer shall not be required to take any action in respect of such transfer (whether under this Schedule or under Clause 6.2 (Permitted Transfers) or otherwise) unless and until it has received evidence to its satisfaction that such tax or duty has been paid.

4.

The Bond Certificate issued in respect of the Bonds to be transferred must be surrendered for registration, together with the duly completed and executed form of transfer endorsed thereon, and together with such evidence as the Issuer may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer.

5.	The executors or administrators of a deceased Bondholder of a Bond shall be the only persons recognised by the Issuer as having any title to such Bond.
6.

Any person becoming entitled to any Bonds in consequence of the bankruptcy of the Bondholder of such Bonds may, upon producing such evidence that it holds the position in respect of which it proposes to act under this paragraph or of its title as the Issuer reasonably may require (including legal opinions), become registered it as the Bondholder of such Bonds or, subject to the provisions of these Regulations, the Conditions and the Bond Instrument as to transfer, may transfer such

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Bonds. The Issuer shall be at liberty to retain any amount payable upon the Bonds to which any person is so entitled until such person is so registered or duly transfers such Bonds.

7.	Where there is more than one transferee (to hold other than as joint Bondholders), separate Forms of Transfer must be completed in respect of each new holding.
8.	Joint holdings of Bonds shall not be permitted and the entries in the Register shall identify a single person as the Bondholder of each Bond.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 5

Form of Officer’s Certificate

[Letterhead of the Issuer]

Officer’s Certificate

CVI Investments, Inc.

c/o Heights Capital Management, Inc.

101 California Street, Suite 3250

San Francisco, CA 94111

United States of America

[Date]

To whom it may concern,

Nyxoah SA (the “Issuer”)

€22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”)

In accordance with Condition [2.3(a)] (Information and General Undertakings) of the terms and conditions (the “Conditions”) set out in Schedule 2 (Terms and Conditions of the Bonds) of the Bond Instrument dated 18 December 2025 and made by the Issuer (as amended or supplemented from time to time), I, the undersigned, being a duly authorised officer of the Issuer, hereby certify that since [the date of the last certificate delivered in accordance with Condition [●]]/[the Issue Date]2:

(a)

[no new Security Interests have been created over any assets of the Borrower and/or any of its Subsidiaries]/[the following Security Interests have been created over the assets of the Borrower and its Subsidiaries: [insert detail]];

(b)

the terms of any Financial Indebtedness incurred by the Borrower and/or any of its Subsidiaries do not, expressly or impliedly, limit, impair or otherwise restrict the ability of the Borrower to at all times perform and comply with its payment, indemnity and/or any other obligations under the Conditions or the terms of any Bond Document;

(c)	no Relevant Event has occurred; and
(d)	no Event of Default or Potential Event of Default has occurred and is continuing.

Terms used herein and defined in the Conditions are used herein as so defined.

Yours faithfully,

duly authorised
for and on behalf of
NYXOAH SA

[2]	Note: In case of the first certificate, the certifications must be made from the Issue Date. Delete as applicable.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 6

Form of Conversion Notice

To: NYXOAH SA (the “Issuer”)

With copy to: Conv-Ex Advisors Limited

€22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”)

All terms used herein but not defined shall have the same meanings as set out in the Bond Instrument relating to the Bonds dated 18 December 2025 (as amended or supplemented from time to time) made by the Issuer (the “Bond Instrument”) and the terms and conditions of the Bonds (the “Conditions”).

We, the undersigned, being the holder(s) of the Bonds specified below hereby irrevocably elect [to convert the principal amount of]3/[contribute in kind the receivables outstanding under]4 such Bonds as specified below for such number of Shares in the Issuer as is calculated at the Conversion Price in accordance with the Conditions.

The total principal amount and, where applicable, serial numbers of Bonds to which the Conversion Notice applies are as follows:

Number of Bonds: _______________________

Total [principal amount]5/[receivables]6:€_______________________

Serial number of Bond Certificate:_______________________

Share Line (US / Belgian / Combination (specify)):_______________________

We direct the Issuer to allot the Shares to be issued pursuant to this exercise [in accordance with the Payment Details] / [in the following numbers to the following proposed allottees]:

Name of proposed allottee:_______________________

Address of proposed allottee:_______________________

Book-entry account details:_______________________

_______________________

_______________________

The Bond Certificate(s) in respect of the Bonds [converted hereby]7/[in respect of which receivables have been contributed in kind]8 accompany this Conversion Notice (which may be by email of a copy).

At the time of delivering (and where applicable, signing) this Conversion Notice, we hereby: (a) confirm that the Bonds to which this Conversion Notice relates are free from all liens, charges, encumbrances and

[3]	Include in the case of an exercise of a Bond Conversion Right.
[4]	Include in the case of an exercise of an Amortisation Conversion Right.
[5]	Include in the case of an exercise of a Bond Conversion Right.
[6]	Include in the case of an exercise of an Amortisation Conversion Right.
[7]	Include in the case of an exercise of a Bond Conversion Right.
[8]	Include in the case of an exercise of an Amortisation Conversion Right.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

any other third party rights, and (b) confirm that any third-party nominee whose account the Shares are to be delivered, if applicable, have consented to the same.

This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

Yours faithfully,

duly authorised
for and on behalf of
[NAME OF BONDHOLDER]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 7

Form of Amortised Payment Advancement Notice and Deferral Notice

To: NYXOAH SA (the “Issuer”)

With copy to: Conv-Ex Advisors Limited

€22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”)

All terms used herein but not defined shall have the same meanings as set out in the Bond Instrument relating to the Bonds dated 18 December 2025 (as amended or supplemented from time to time) made by the Issuer (the “Bond Instrument”) and the terms and conditions of the Bonds (the “Conditions”).

9[We, the undersigned, being the Majority Bondholder(s) of the Bonds specified below hereby elect to exercise our right to bring forward the payment of the Amortised Payment Amount(s) to the Accelerated Amortisation Payment Date as specified below in accordance with the Conditions:

Amortised Payment Amount(s):€_______________________

Accelerated Amortisation Payment Date:_______________________10

Accrued Interest:€_______________________

Current Maturity Date:_______________________

New Maturity Date:_______________________

Share Line (US / Belgian / Combination (specify)):_______________________

You are reminded that any exercise of the Share Settlement Option in respect of such Accelerated Amortised Payment Amount(s) must be notified to us by no later than 5:00 p.m. (New York time) on the second Qualifying Business Day prior to such Accelerated Amortisation Payment Date in accordance with the Conditions.]

11[We, the undersigned, being the Majority Bondholder(s) of the Bonds specified below hereby elect to exercise our right to defer the payment of the Amortised Payment Amount(s) as specified below in accordance with the Conditions:

Deferred Amortised Payment Amount:€_______________________

Deferred Amortisation Payment Date:_______________________

Final Maturity Date:_______________________

This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

Yours faithfully,

[9]	Note: Applicable in respect of an Amortised Payment Advancement.
[10]	Note: This date shall not be earlier than the two Brussels business day following the date on which this Notice is given.
[11]	Note: Applicable in respect of an Amortised Payment Deferral.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

duly authorised
for and on behalf of
[NAME OF BONDHOLDER]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 8

Form of Scheduled Amortised Payment Notice

To: NYXOAH SA (the “Issuer”)

With copy to: Conv-Ex Advisors Limited (via email: calculation.agent@conv-ex.com)

€22,500,000 Amortising Senior Unsecured Convertible Bonds due 2028 (the “Bonds”)

All terms used herein but not defined shall have the same meanings as set out in the Bond Instrument relating to the Bonds dated 18 December 2025 (as amended or supplemented from time to time) made by the Issuer (the “Bond Instrument”) and the terms and conditions of the Bonds.

Reference is made to the Amortised Payment Amount on the Scheduled Amortisation Payment Date as specified below in accordance with the Conditions:

Amortised Payment Amount:€_______________________

Accrued Interest:€_______________________12

Scheduled Amortisation Payment Date [and_______________________

Interest Payment Date]:

The Issuer has exercised the Share Settlement Option in respect of such Amortised Payment Amount in accordance with the Conditions.

This notice and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

Yours faithfully,

duly authorised
for and on behalf of
[NAME OF BONDHOLDER]

[12]	Not applicable if Interest Share Option is not exercised.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Schedule 9

Form of Tax Status Certificate

Established in accordance with Article 117, §6ter (jo. Article 118, §1, 1° and Article 107, §2, 10°) of the Royal Decree taken in execution of the Income Tax Code 1992 (RD/ITC 1992)

The undersigned, [_________________________] (name), [______________________] (address), as the recipient of the income paid or attributed by NYXOAH SA, a company incorporated under the laws of Belgium with registration number 0817.149.675, confirms:

(1)	to be a non-resident of Belgium, i.e.,
a.	not to have her/his residence or center of wealth in Belgium
b.	not to have its statutory seat, principal establishment or a seat of management in Belgium
(2)	to be the legal owner (or usufructuary) of the notes during the entire period to which the interest pertains;
(3)	not to use the notes for a professional activity in Belgium (i.e., the notes are not invested in a Belgian permanent establishment); and
(4)	to be: [please check at least one, as appropriate]
☐	a company that is subject in its country of residence to an income tax, the provisions of which are not considerably more advantageous than those of Belgium;
☐	a company the shares of which are not held for at least 50% by Belgian individual residents;
☐	an investment company which has made a public call for savings;
☐	an individual;
☐	a legal entity which is not involved in profit-making concerns of operations.

Signed at ..............................................................................on the date of ....................................................

By:

Name:

Title:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

In Witness Whereof this Deed has been executed and delivered as a deed on the date stated at the beginning.

NYXOAH SA
as Issuer	By:	/s/ John Landry
	Name:	John Landry
	Title:	CFO

[Signature page to the Bond Instrument]